Exhibit 4.1
AMENDMENT TO RIGHTS AGREEMENT
     This Amendment, is dated and effective as of January 8, 2010 (the “Amendment”), to the Rights Agreement dated as of October 16, 2001 (this “Rights Agreement”), between K-Tron International, Inc., a New Jersey corporation (the “Company”), and American Stock Transfer & Trust Company LLC (the “Rights Agent”). Terms used herein but not defined herein shall have the meaning assigned to them in the Rights Agreement.
WITNESSETH:
     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;
     WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the “Merger Agreement”), among Hillenbrand, Inc., an Indiana corporation (“Parent”), Krusher Acquisition Corp., a New Jersey corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), and the Company, providing for the merger of the Company and Merger Sub, with the Company continuing as the surviving corporation (the “Merger”);
     WHEREAS, concurrently with the execution and delivery of the Merger Agreement, certain shareholders of the Company are entering into a voting agreement with Parent (the “Voting Agreement”) pursuant to which such shareholders are agreeing, in their capacity as shareholders of the Company, to vote to approve the Merger Agreement and take certain other actions in furtherance of the Merger, in each case, upon the terms and conditions contained therein;
     WHEREAS, pursuant to the terms of the Merger Agreement, the Company has agreed to (i) render the provisions of the Rights Agreement, including the Rights (as defined in Rights Agreement) or issuance of Rights, inapplicable to the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger, until the earlier of the Effective Time (as defined in the Merger Agreement) or termination of the Merger Agreement, (ii) ensure that neither Parent nor any of its Affiliates (as defined in the Merger Agreement) is or will become an “Acquiring Person” (as defined in the Rights Agreement) and that a “Distribution Date” (as defined in the Rights Agreement) shall not occur, and the Rights shall not become exercisable, by reason of the Merger Agreement, the Voting Agreement and the transactions contemplated thereby, including the Merger and (iii) cause the Rights Agreement to terminate and the Rights to expire immediately prior to the Effective Time;
     WHEREAS, the board of directors of the Company has determined that it is necessary and desirable to amend the Rights Agreement as contemplated in the foregoing recital;
     WHEREAS, pursuant to Section 27 of the Rights Agreement, under circumstances set forth therein, the Company may from time to time, and the Rights Agent shall, if the Company so directs, supplement or amend the Rights Agreement without the approval of any holders of Right Certificates; and

     WHEREAS, the Company desires to amend the Rights Agreement as set forth herein and to direct the Rights Agent to execute this Amendment.
     NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:
1. Amendments to the Rights Agreement. The Rights Agreement is hereby amended as follows:
     (a) Section 1(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:
“Notwithstanding the foregoing, none of Hillenbrand, Inc., an Indiana corporation (“Parent”), Krusher Acquisition Corp., a New Jersey corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), or any of their respective Affiliates or Associates, either individually or collectively, shall be, or shall be deemed to be, an “Acquiring Person” as a result of (i) the announcement of the Merger, (ii) the consummation of the transactions contemplated by the Agreement and Plan of Merger among Parent, Merger Sub and the Company substantially in the form attached hereto as Exhibit D (the “Merger Agreement”), or (iii) the execution of the Merger Agreement, including without limitation, entry into or performance of the Voting Agreement (as such term is defined in the Merger Agreement) (such actions described in this sentence, the “Permitted Events”).
     (b) The following definitions shall be added to Section 1 of the Rights Agreement and the remaining sections shall be reorganized accordingly:
“1(j)	“Merger Agreement” shall have the meaning set forth in Section 1(a) hereof.

“1(k)	“Merger Sub” shall have the meaning set forth in Section 1(a) hereof.

“1(l)”	“Parent” shall have the meaning set forth in Section 1(a) hereof.

“1(m)	“Permitted Events” shall have the meaning set forth in Section 1(a) hereof.
     (c) New Exhibit D is hereby added to the Rights Agreements in the form set forth as Exhibit D hereto.

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     (d) Section 1(n) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, a Stock Acquisition Date shall not be deemed to have occurred (i) by virtue or as a result of the public announcement of any Permitted Event or (ii) by virtue or as a result of the public disclosure of facts relating to any Permitted Event.”
     (e) Section 3(a) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as a result of any Permitted Event.”
     (f) Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:
Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (except as provided in Section 11(q) hereof) with respect to the total number of Preferred Share Fractions (or Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable (except as provided in Section 11(q) hereof), at or prior to the earliest of (i) 5:00 P.M., New York time, on October 29, 2011, or such later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be extended by the Board of Directors, the “Final Expiration Date”), (ii) the consummation of a transaction contemplated by Section 13(d) hereof, (iii) the time at which the Rights are redeemed or terminated as provided in Section 23 hereof, or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement) (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).
     (g) Section 11(a)(ii) of the Rights Agreement is hereby amended by inserting the following sentence at the end thereof:

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“Notwithstanding the foregoing or anything in this Agreement to the contrary, this Section 11(a)(ii) shall not apply to and a Section 11(a)(ii) Event shall not be deemed to have occurred (i) by virtue or as a result of any Permitted Event or (ii) by virtue or as a result of the public disclosure of facts relating to any Permitted Event.”
     (h) The following shall be added to Section 13(b) as a new clause (iii):
(iii) “Notwithstanding the foregoing, Parent and Merger Sub and their Affiliates and Associates shall not be or become a “Principal Party,” either individually or collectively, as the result of any Permitted Event.”
     (i) Section 13 of the Rights Agreement is hereby amended by adding the following provision at the end thereof:
“(f) Notwithstanding the foregoing or anything in this Agreement to the contrary, this Section 13 shall not apply to, and a Section 13 Event shall not be deemed to have occurred (i) by virtue or as a result of any Permitted Event or (ii) by virtue or as a result of the public disclosure of facts relating to any Permitted Event.”
     (j) Section 23(d) of the Rights Agreement is amended by adding the following subsection (d):
“(d) This Agreement shall automatically terminate immediately prior to the Effective Time (as defined in the Merger Agreement).”
     (k) Section 25(b) of the Rights Agreement is amended by inserting the following sentence at the end thereof:
“Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to provide any notice pursuant to this Section 25(b) as a result of (i) the announcement of the Merger, (ii) the execution of the Merger Agreement or (iii) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement.”
2. Direction to Rights Agent. The Company hereby directs the Rights Agent, in accordance with the terms of Section 27 of the Rights Agreement, to execute this Amendment. The officer of the Company executing this Amendment on behalf of the Company hereby certifies on behalf of the Company that this Amendment complies with Section 27 of the Rights Agreement.
3. Effectiveness and Continued Effectiveness. Except as modified herein, all other terms and provisions of the Rights Agreement (including the Exhibits thereto) are unchanged and remain in full force and effect.

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4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
5. Governing Law. The laws of the State of New Jersey shall govern the validity, interpretation, construction, performance, and enforcement of this Agreement, excluding the choice of laws provisions of the State of New Jersey.
6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives as of the date first written above.

K-TRON INTERNATIONAL, INC.
By:	/s/ Edward B. Cloues, II
	Name:	Edward B. Cloues, II
	Title:	Chairman and Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY LLC
By:	/s/ Herbert J. Lemmer
	Name:	Herbert J. Lemmer
	Title:	Vice President
[Signature Page to Amendment to Rights Agreement]

Exhibit D
Merger Agreement

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
HILLENBRAND, INC.,
KRUSHER ACQUISITION CORP.,
AND
K-TRON INTERNATIONAL, INC.
DATED AS OF JANUARY 8, 2010

i

List of Exhibits

Exhibit	Title
A	Support Directors and Officers

B	Form of Voting Agreement

C	Amended and Restated Certificate of Incorporation of Surviving Corporation

AGREEMENT AND PLAN OF MERGER
          This AGREEMENT AND PLAN OF MERGER, dated as of January 8, 2010 (this “Agreement”), is made and entered into among Hillenbrand, Inc., an Indiana corporation (“Parent”), Krusher Acquisition Corp., a New Jersey corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and K-Tron International, Inc., a New Jersey corporation (the “Company”). Parent, Merger Sub and the Company are referred to individually as a “Party” and collectively as the “Parties.”
RECITALS
          WHEREAS, the Parties intend that, on the terms and subject to the conditions set forth in this Agreement, Merger Sub shall merge with and into the Company, with the Company being the surviving corporation (the “Merger”), and each of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (the “Shares” and each a “Share”), together with the associated purchase rights (the “Rights”) issued pursuant to the Rights Agreement, dated as of October 16, 2001, between the Company and American Stock Transfer & Trust Company, a New York corporation (the “Rights Agreement”), other than Shares directly or indirectly owned by Parent, Merger Sub or the Company, will be converted into the right to receive the Merger Consideration (as defined herein);
          WHEREAS, the Boards of Directors of Parent and Merger Sub have each (i) determined that the Merger, this Agreement and the transactions contemplated hereby are advisable and in the best interests of Parent and Merger Sub, respectively, and their respective shareholders; and (ii) adopted this Agreement and approved the transactions contemplated hereby;
          WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously (i) determined that the Merger, this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of the Company and its shareholders, (ii) approved this Agreement and approved the transactions contemplated hereby and (iii) resolved to recommend that the Company’s shareholders approve this Agreement;
          WHEREAS, prior to or concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the directors and officers of the Company listed on Exhibit A have entered into a voting agreement with Parent (the “Voting Agreement”), the form of which is attached as Exhibit B; and
          WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with this Agreement.
          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I
DEFINED TERMS
               Section 1.1 Certain Defined Terms.
          As used in this Agreement, the following terms have the meanings specified in this Section 1.1.
          “Action” has the meaning set forth in Section 3.11.
          “Affiliate” means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting Securities, by contract, as trustee or executor or otherwise.
          “Agreement” has the meaning set forth in the Preamble.
          “Assumed Employee” has the meaning set forth in Section 5.5(a).
          “Beneficial Owner” means, with respect to a Security, any Person who, directly or indirectly, through any contract, relationship or otherwise, has or shares (i) the power to vote, or to direct the voting of, such Security, (ii) the power to dispose of, or to direct the disposition of, such Security or (iii) the ability to profit or share in any profit derived from a transaction in such Security, and the term “Beneficially Owned” shall be construed accordingly.
          “Board of Directors” means the board of directors of any specified Person.
          “Book-Entry Shares” has the meaning set forth in Section 2.11(a).
          “Business Day” means any day except Saturday or Sunday or on which commercial banks are not required or authorized to close in the City of Chicago.
          “Cancelled Shares” has the meaning set forth in Section 2.9(b).
          “Cash Portion” has the meaning set forth in Section 2.9(a).
          “Certificates” has the meaning set forth in Section 2.11(a).
          “Certificate of Merger” has the meaning set forth in Section 2.3.
          “Change” has the meaning set forth in the definition of “Company Material Adverse Effect.”
          “Change in Recommendation” has the meaning set forth in Section 5.3(e).
          “Cleanup” means all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous

Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.
          “Closing” has the meaning set forth in Section 2.2.
          “Closing Date” has the meaning set forth in Section 2.2.
          “Code” has the meaning set forth in Section 2.12.
          “Company” has the meaning set forth in the Preamble.
          “Company Approvals” has the meaning set forth in Section 3.5(b).
          “Company Benefit Plan” means each employment, bonus, deferred compensation, incentive compensation, retention, consulting, stock purchase, stock option, restricted stock, restricted stock unit, other equity, or equity-related, severance or termination pay, change in control, hospitalization or other health, medical, dental, vision, life, disability or other insurance, supplemental unemployment benefits, vacation, sabbatical, loan, relocation, automobile allowance, profit-sharing, pension, savings or retirement plan, program, policy, agreement or arrangement, and each other employee benefit pension, welfare, fringe, perquisite or other compensatory plan, program, policy, agreement (including but not limited to employment agreements) or arrangement sponsored, maintained or contributed to or required to be contributed to by (i) the Company, (ii) any Company Subsidiary or (iii) any ERISA Affiliate of the Company, for the benefit of any current or former employee, director, consultant or member of the Company or any Company Subsidiary.
          “Company Board” has the meaning set forth in the Recitals.
          “Company Disclosure Letter” has the meaning set forth in ARTICLE III.
          “Company Equity Plans” has the meaning set forth in Section 2.10(a).
          “Company Financial Advisor” has the meaning set forth in Section 3.21.
          “Company Financial Statements” means the consolidated financial statements of the Company and the Company Subsidiaries included in the Company SEC Documents together, in the case of year-end statements, with reports thereon by Grant Thornton LLP, the independent auditors of the Company for the periods included therein, including in each case a consolidated balance sheet, a consolidated statement of income, a consolidated statement of shareholders’ equity (only in the case of annual reports on Form 10-K and the quarterly report on Form 10-Q for the quarter ended October 3, 2009) and a consolidated statement of cash flows, and accompanying notes.
          “Company Intellectual Property” has the meaning set forth in Section 3.17(a).
          “Company Leased Real Property” has the meaning set forth in Section 3.14(b).

          “Company Leases” has the meaning set forth in Section 3.14(b).
          “Company Material Adverse Effect” means a circumstance, condition, change, event, occurrence, development, state of facts or effect (a “Change”) that, individually or in the aggregate, (a) has had or will have, or would be reasonably expected to have, a material adverse effect on the business, financial condition, properties, assets, liabilities (contingent or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole or (b) will, or would be reasonably expected to, prevent or materially impede, materially hinder or materially delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement; provided, however, that none of the following shall constitute or shall be considered in determining whether there has occurred a Company Material Adverse Effect: (i) Changes generally affecting the economy or the financial, credit or securities markets, to the extent such Changes do not affect the Company and the Company Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the businesses and industries in which the Company and the Company Subsidiaries operate, (ii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the Changes giving rise to or contributing to such Change may constitute, or be taken into account in determining whether there has occurred a Company Material Adverse Effect), (iii) Changes resulting from a change in GAAP, to the extent such Changes do not affect the Company and the Company Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other participants in the businesses and industries in which the Company and the Company Subsidiaries operate, (iv) Changes directly attributable to the announcement or pendency of the Merger, this Agreement or the transactions contemplated hereby (provided that the exceptions in this clause (iv) shall not apply to that portion of any representation or warranty contained in this Agreement to the extent that the purpose of such portion of such representation or warranty is to address the consequences resulting from the execution and delivery of this Agreement or the performance of obligations or satisfaction of conditions under this Agreement) or (v) Changes that can be shown to have resulted from any action required pursuant to the terms of this Agreement or from the Company’s compliance with the covenants set forth in this Agreement.
          “Company Material Contract” has the meaning set forth in Section 3.18(a).
          “Company Owned Intellectual Property” means Intellectual Property owned by the Company or any Company Subsidiary.
          “Company Owned Real Property” means any real property owned by the Company or any Company Subsidiary in fee.
          “Company Permits” has the meaning set forth in Section 3.12(a).
          “Company Preferred Stock” has the meaning set forth in Section 3.3(a).
          “Company Recommendation” has the meaning set forth in Section 3.4.
          “Company RSU” has the meaning set forth in Section 2.10(b).
          “Company SAR” has the meaning set forth in Section 2.10(a).

          “Company SEC Documents” has the meaning set forth in Section 3.6(a).
          “Company Shareholder Approval” has the meaning set forth in Section 3.4.
          “Company Shareholder Meeting” has the meaning set forth in Section 3.4.
          “Company Stock Option” has the meaning set forth in Section 2.10(a).
          “Company Stock-Based Award” means any Company RSU or Unvested Restricted Stock.
          “Company Subsidiary” (and collectively, “Company Subsidiaries”) has the meaning set forth in Section 3.2(a).
          “Company Third Party Leases” has the meaning set forth in Section 3.14(c).
          “Confidentiality Agreement” has the meaning set forth in Section 5.2(b).
          “Contract” has the meaning set forth in Section 3.18(a).
          “Constituent Documents” means with respect to any entity, its certificate or articles of incorporation, bylaws, and any similar charter or other organizational documents of such entity, as currently in effect.
          “Core Intellectual Property” means the Company Owned Intellectual Property identified in Section 3.17(a) of the Company Disclosure Letter.
          “DOL” has the meaning set forth in Section 3.15(a).
          “Effective Time” has the meaning set forth in Section 2.3.
          “Environmental Claim” means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability (including potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of or exposure to any Hazardous Materials at any location, whether or not owned or operated by the Company or any Company Subsidiary, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.
          “Environmental Laws” means all Laws relating to pollution or protection of human health or the environment, including Laws relating to the exposure to, or Releases or threatened Releases of, Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Materials and all Laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.
          “Equity Rights” means, with respect to any Person, any security or obligation convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls, restricted stock, deferred stock awards, performance shares, stock units, phantom awards, dividend equivalents, or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock or earnings of such Person, and, with respect to the Company and the Company Subsidiaries, shall include the Company Stock Options, Company SARs and Company Stock-Based Awards, as applicable.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
          “ERISA Affiliate” means, with respect to any entity, any trade or business, whether or not incorporated, that together with such entity or its Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Section 414 of the Code.
          “Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
          “Exchange Fund” has the meaning set forth in Section 2.11(a).
          “Expenses” means documented reasonable out-of-pocket fees and reasonable out-of-pocket expenses incurred or paid by or on behalf of Parent, Merger Sub and their respective Affiliates in connection with the Merger or the other transactions contemplated by this Agreement, or related to the authorization, preparation, negotiation, execution and performance of this Agreement or the financing of the transactions contemplated by this Agreement, in each case including all documented reasonable out-of-pocket fees and reasonable out-of-pocket expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to Parent, Merger Sub and their respective Affiliates; provided, however, that the aggregate amount of Expenses payable by the Company to Parent or its designee shall in no event exceed $10,000,000.
          “Foreign Company Benefit Plan” has the meaning set forth in Section 3.15(i).
          “Foreign Competition Laws” has the meaning set forth in Section 3.5(b).
          “GAAP” has the meaning set forth in Section 3.6(c).
          “Governmental Entity” means any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission, including the SEC or other governmental authority, including any state attorney general, or instrumentality.
          “Hazardous Materials” means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, toxic mold, or defined as such by, or regulated as such under, any Environmental Law.
          “HSR Act” has the meaning set forth in Section 3.5(b).

          “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person and its Subsidiaries for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person and its Subsidiaries evidenced by bonds, debentures, notes, mortgages or similar instruments or securities, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practices), (iv) all obligations of such Person and its Subsidiaries under conditional sale or other title retention agreements relating to any property purchased by such Person or any of its Subsidiaries, (v) all obligations of such Person and its Subsidiaries issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person and its Subsidiaries to creditors for inventory, services and supplies incurred in the ordinary course of business consistent with past practices), (vi) all lease obligations of such Person and its Subsidiaries capitalized on the books and records of such Person or any of its Subsidiaries, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person or any of its Subsidiaries, whether or not the obligations secured thereby have been assumed, (viii) all letters of credit or performance bonds issued for the account of such Person or any of its Subsidiaries (excluding (a) letters of credit issued for the benefit of suppliers to support accounts payable to suppliers incurred in the ordinary course of business consistent with past practices and (b) standby letters of credit relating to workers’ compensation insurance and surety bonds) and (ix) all guarantees and arrangements having the economic effect of a guarantee of such Person or any of its Subsidiaries of any Indebtedness of any other Person.
          “Intellectual Property” means all intellectual property and industrial property rights of any kind or nature throughout the world, including all U.S. and foreign (a) trademarks, service marks, corporate names, trade names, Internet domain names, designs, logos, slogans, trade dress, and general intangibles of like nature, together with all goodwill symbolized by any of the foregoing, registrations and applications related to the foregoing; (b) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, reexaminations, substitutions, and extensions thereof; (c) copyrights (including any registrations and applications for any of the foregoing) and copyrightable subject matter; (d) computer programs (including any and all software implementation of algorithms, models and methodologies, whether in source code or object code), databases and compilations (including any and all data and collections of data) and all documentation (including user manuals and training materials) relating to any of the foregoing; (e) technology, trade secrets and other confidential information, know-how, inventions, proprietary processes, formulae, algorithms, models and methodologies; and (f) all rights in the foregoing and in other similar intangible assets.
          “Interest Portion” has the meaning set forth in Section 2.9(a).
          “IRS” means the Internal Revenue Service.
          “JV” has the meaning set forth in Section 3.18(a).
          “knowledge of the Company,” “to the Company’s knowledge,” “knowledge of a Company Subsidiary,” “to the Company Subsidiary’s knowledge” and similar formulations means the actual knowledge of the people set forth in Section 1.1 of the Company Disclosure Letter or knowledge that the people set forth in Section 1.1 of the Company Disclosure Letter reasonably should have based on their roles and responsibilities within the Company.

          “Law” (and with the correlative meaning “Laws”) means any rule, regulation, statute, Order, ordinance or code promulgated by any Governmental Entity, including any common law, state and federal law, securities law and law of any foreign jurisdictions.
          “Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), other charge or security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).
          “Merger” has the meaning set forth in the Recitals.
          “Merger Consideration” has the meaning set forth in Section 2.9(a).
          “Merger Sub” has the meaning set forth in the Preamble.
          “NASDAQ” means the NASDAQ Stock Market LLC.
          “NJBCA” means the New Jersey Business Corporation Act.
          “Option Consideration” has the meaning set forth in Section 2.10(a).
          “Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal.
          “Outside Date” has the meaning set forth in Section 7.1(b)(i).
          “Parent” has the meaning set forth in the Preamble.
          “Parent Approvals” has the meaning set forth in Section 4.3(b).
          “Parent Distribution Agreement” means the Distribution Agreement, dated as of March 14, 2008, by and between Parent and Hill-Rom Holdings, Inc.
          “Parent Material Adverse Effect” means any Change that, individually or in the aggregate, prevents or materially impedes, materially hinders or materially delays the consummation by Parent of the Merger or the other transactions contemplated by this Agreement.
          “Parent SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed or furnished by Parent under the Securities Act, the Exchange Act or the Sarbanes-Oxley Act with the SEC since January 1, 2006 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference).
          “Party” or “Parties” has the meaning set forth in the Preamble.
          “Paying Agent” has the meaning set forth in Section 2.11(a).
          “Permitted Liens” means (i) any Liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves (based on good faith estimates of management) have been established in the applicable financial statements in accordance with GAAP, (ii) mechanics’, materialmens’, carriers’, workers’, landlords’, repairmen’s, warehousemen’s and other similar Liens arising or incurred in the ordinary and usual course of business and consistent with past practice or with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and adequate reserves (based on good faith estimates of management) have been set aside for the payment thereof, (iii) Liens imposed or promulgated by applicable Law or any Governmental Entity with respect to real property, including zoning, building, or similar restrictions, (iv) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (v) easements (including conservation easements and similar commitments to forego development), covenants, conditions, restrictions, reservations, rights, claims, rights-of-way and other similar Liens, provided in each case, that such Liens do not and would not reasonably be expected to, individually or in the aggregate, relate to liabilities that are material or materially interfere with the present use or materially detract from the value of the property encumbered thereby, (vi) Liens relating to intercompany borrowings and (vii) other non-monetary Liens that do not materially interfere with the present use or materially detract from the value of the property encumbered thereby.
          “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).
          “Posted Data Room Documents” has the meaning set forth in Section 3.18(a).
          “Proxy Statement” has the meaning set forth in Section 3.9.
          “Regulatory Law” has the meaning set forth in Section 5.6(f).
          “Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.
          “Representatives” has the meaning set forth in Section 5.2(a).
          “Rights” has the meaning set forth in the Recitals.
          “Rights Agreement” has the meaning set forth in the Recitals.
          “Sarbanes-Oxley Act” has the meaning set forth in Section 3.6(a).
          “SEC” means the United States Securities and Exchange Commission.
          “Section 5.3(e) Notice” has the meaning set forth in Section 5.3(e).
          “Securities” means, with respect to any Person, any series of common stock, preferred stock, and any other equity securities or capital stock of such Person (including interests convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock, and any other equity securities or capital stock of such Person), however described and whether voting or non-voting.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
          “Share” and “Shares” have the meanings set forth in the Recitals.
          “Subsidiary” (and with the correlative meaning “Subsidiaries”), when used with respect to any Person, means any other Person, whether incorporated or unincorporated, of which (i) fifty percent (50%) or more of the Securities or other ownership interests or (ii) Securities or other interests having by their terms ordinary voting power to elect fifty percent (50%) or more of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries.
          “Superior Proposal” means a bona fide Takeover Proposal that did not otherwise result from a breach of this Agreement (provided, that for purposes of this definition references to 15% in the definition of “Takeover Proposal” shall be deemed to be references to 50%) which the Company Board reasonably determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be (i) more favorable to the shareholders of the Company from a financial point of view than the Merger, taking into account all relevant factors (including all the terms and conditions of such proposal and the Merger and this Agreement (including any changes to the terms of the Merger and this Agreement proposed by Parent in response to such offer or otherwise)) and (ii) reasonably capable of being promptly completed, taking into account all financial (including the status and terms of financing of such Takeover Proposal), legal, regulatory and other aspects of such proposal.
          “Surviving Corporation” has the meaning set forth in Section 2.1.
          “Takeover Proposal” means any inquiry, proposal or offer (whether or not in writing) from any Person relating to, or that is reasonably expected to lead to, any direct or indirect (a) acquisition or purchase, in one transaction or a series of transactions, of any assets or businesses that constitute 15% or more of the revenues, net income, EBITDA (earnings before interest expense, taxes, depreciation and amortization) or assets of the Company and the Company Subsidiaries, taken as a whole, or 15% or more of any class of Securities of the Company or any Company Subsidiary, (b) any tender offer or exchange offer that if consummated would result in any Person Beneficially Owning 15% or more of any class of Securities of the Company or any Company Subsidiary, (c) any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any Company Subsidiary pursuant to which any Person or the shareholders of any Person would own 15% or more of any class of Securities of the Company or any Company Subsidiary or of any resulting parent company of the Company or (d) any combination of the foregoing (in each case, other than the Merger or the transactions contemplated hereby).

          “Tax” (and with the correlative meaning “Taxes”) means (a) any U.S. federal, state, local or foreign net income, franchise, gross income, sales, use, value added, goods and services, ad valorem, turnover, real property, personal property, gross receipts, net proceeds, license, capital stock, payroll, employment, unemployment, disability, customs duties, unclaimed property, withholding, social security (or similar), excise, severance, transfer, alternative or add-on minimum, stamp, estimated, registration, fuel, occupation, premium, environmental, excess profits, windfall profits, or other tax of any kind and similar charges, fees, levies, imposts, duties, tariffs, licenses or other assessments (including obligations under any Law relating to escheat or unclaimed property) of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority or Governmental Entity, (b) any liability for payment of amounts described in clause (a) whether as a result of transferee liability, of being a member of an Affiliated, consolidated, combined or unitary group for any period, transferor liability, successor liability or otherwise through operation of Law and (c) any liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement (whether or not written) to indemnify any other Person.
          “Tax Return” means any return, report, declaration, election, estimate, information statement, claim for refund or other document (including any related or supporting schedules, statements or information and any amendment to any of the foregoing) filed or required to be filed with respect to Taxes.
          “Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.
          “Termination Fee” means an amount equal to $12,000,000.
          “Transaction Bonus Plan” means a pool not exceeding $500,000 which the Company’s Chief Executive Officer, with the approval of the Company’s Compensation and Human Resources Committee, can direct be paid out by the Company to those of its employees who have provided special assistance in connection with the transactions contemplated hereby.
          “Treasurer” has the meaning set forth in Section 2.3.
          “Unvested Restricted Stock” has the meaning set forth in Section 2.10(c).
          “U.S.” means the United States of America.
          “Voting Agreement” has the meaning set forth in the Recitals.
          “WARN” means the Workers Adjustment and Retraining Notification Act.

ARTICLE II
THE MERGER
               Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NJBCA, Merger Sub shall be merged with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”). The existence of the Company shall continue unaffected and unimpaired by the Merger and, as the Surviving Corporation, it shall be governed by the NJBCA.
               Section 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Chicago time, on a date to be specified by the Parties, which date shall be no later than the third Business Day after the satisfaction or waiver (to the extent permitted by applicable Law) of all of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) (the “Closing Date”), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, Illinois 60606, unless another time, date or place is agreed to by the Parties.
               Section 2.3 Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as promptly as practicable on or after the Closing Date, the Parties shall prepare and file with the Office of the Treasurer of the State of New Jersey (the “Treasurer”) a certificate of merger (the “Certificate of Merger”) executed and acknowledged by the Parties in accordance with the relevant provisions of the NJBCA and, as promptly as practicable on or after the Closing Date, shall make all other filings or recordings required under the NJBCA. Unless otherwise mutually agreed upon by Parent and the Company, the Merger shall become effective at such time as the Certificate of Merger has been duly filed with the Treasurer. As used herein, the “Effective Time” shall mean the time at which the Merger shall become effective.
               Section 2.4 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and the applicable provisions of the NJBCA, including Section 14A:10-6 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all obligations and liabilities of Merger Sub shall become the obligations and liabilities of the Surviving Corporation.
          Section 2.5 Certificate of Incorporation and By-Laws of the Surviving Corporation.

                    (a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated to read as set forth in Exhibit C until further amended in accordance with the provisions thereof and applicable Law.
                    (b) At the Effective Time, the by-laws of the Surviving Corporation shall be amended so as to read in their entirety as the by-laws of Merger Sub as in effect immediately prior to the Effective Time, except the references to Merger Sub’s name shall be replaced by references to “K-Tron International, Inc.,” until further amended in accordance with the provisions thereof and applicable Law.
               Section 2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
               Section 2.7 Officers. The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
               Section 2.8 Subsequent Actions. If at any time after the Effective Time the Surviving Corporation shall determine that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
               Section 2.9 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any Securities of the Company or Merger Sub:
                    (a) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 2.9(b)), together with the associated Rights, shall be converted automatically into and shall thereafter represent the right to receive (i) $150.00 in cash, without interest thereon and subject to reduction for any required withholding Taxes pursuant to Section 2.12 (the “Cash Portion”) and (ii) if (x) the Closing shall not have occurred on or prior to April 30, 2010 as a consequence of the failure of Parent to cause the representation set forth in Section 4.5 to be accurate as of such date (substituting such day for the Closing date referred to in Section 4.5) and (y) the Company has satisfied all conditions to Closing to be performed or satisfied by it as of such date, an amount in cash equal to $0.05 per day for each day during the period commencing May 1, 2010 through the date of the Closing (the “Interest Portion”; the Interest Portion, if any, together with the Cash Portion, being the “Merger Consideration”). All Shares that have been converted into the right to receive the Merger

Consideration as provided in this Section 2.9 shall be automatically cancelled and shall cease to exist, and each holder of Shares, whether in non-certificated book-entry form or in the form of a certificate which immediately prior to the Effective Time represented Shares, shall thereafter cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration, subject to compliance with the procedures set forth in Section 2.11.
                    (b) Company, Parent and Merger Sub-Owned Shares. Each Share that is owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time or held by the Company immediately prior to the Effective Time (in each case, other than any such Shares held on behalf of third parties) (the “Cancelled Shares”) shall be automatically cancelled and shall cease to exist, and no consideration shall be delivered in exchange for such cancellation.
                    (c) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
               Section 2.10 Company Equity Plans; Treatment of Company Equity-Based Awards.
                    (a) Effective not later than immediately prior to the Effective Time, the Company shall terminate the Company Equity Plans and any predecessor plans thereto and each other equity compensation plan pursuant to which awards were, or may be granted to current or former employees or directors of or other current or former service providers to the Company or the Company Subsidiaries. At the Effective Time, each option (each, a “Company Stock Option”) to purchase Shares, and each stock appreciation right (each, a “Company SAR”) in either case granted under any employee, consultant, representative or director stock option, stock purchase or equity or equity-related compensation plan, program, arrangement or agreement of the Company or the Company Subsidiaries (collectively, the “Company Equity Plans”), whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled and, in exchange therefor (and full satisfaction thereof), the Surviving Corporation shall pay to each Person who, at the time of such cancellation, was holding any such cancelled Company Stock Option or cancelled Company SAR as soon as practicable following the Effective Time an amount in cash equal to the product of (i) the excess (if any) of the Merger Consideration over the exercise price per Share or right under such Company Stock Option or Company SAR and (ii) the number of unexercised Shares or rights subject to such Company Stock Option or Company SAR as of the Effective Time (the “Option Consideration”); provided, that if the exercise price per Share or right under any such Company Stock Option or Company SAR is equal to or greater than the Merger

Consideration, then such Company Stock Option or Company SAR shall be cancelled without any cash or other payment being made in respect thereof.
                    (b) At the Effective Time, each Share that is then the subject of a restricted stock unit award (each, a “Company RSU”) granted under any Company Equity Plan or otherwise that is outstanding immediately prior to the Effective Time shall become fully vested as of the Effective Time and shall by virtue of the Merger and without any action on the part of any holder of any Company RSU be cancelled and converted into the right to receive the Merger Consideration in respect of each underlying Share from the Surviving Corporation immediately after the Effective Time. The Surviving Corporation shall pay the Merger Consideration as soon as practicable following the Effective Time for such Shares to each Person who, at the time of such cancellation, was holding any such cancelled Company RSU and had not received any consideration therefor as of such time.
                    (c) Immediately prior to the Effective Time, all unvested restricted stock (“Unvested Restricted Stock”) granted under the Company Equity Plans outstanding immediately prior to the Effective Time shall vest and shall be treated in accordance with Section 2.9(a).
                    (d) Prior to the Effective Time, the Company shall take all necessary action (i) to cause the transactions contemplated by this Agreement, including any dispositions of Shares (including derivative securities with respect to such Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act and to provide that the treatment of Company Stock Options, Company SARs, Unvested Restricted Stock and/or Company RSUs pursuant to Section 2.10(a)-(c) will qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and (ii) to effect the treatment of the Company Equity Plans and Company Stock Options, Company SARs, Unvested Restricted Stock, and Company RSUs set forth in this Section 2.10, including obtaining any and all necessary consents and the Company Board or appropriate committee thereof taking all necessary actions.
                    (e) Prior to the Effective Time, each of the Company and Parent shall take all action required to effect the transactions contemplated by this Section 2.10 to ensure that, following the Effective Time and except as set forth in Section 2.10(e) of the Company Disclosure Letter, no Person other than Parent and its Subsidiaries shall have any right (i) to acquire Securities of the Company or any Company Subsidiary or (ii) to receive any payment in respect of any equity or equity-based compensatory award other than with respect to the payment of the Option Consideration, the consideration for the Company RSUs and the treatment of Unvested Restricted Stock, each as provided in Section 2.10(a)-(c).
               Section 2.11 Exchange of Shares.
                    (a) Paying Agent. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with an agent designated by Parent and reasonably acceptable to the

Company to act as a paying agent hereunder (the “Paying Agent”), cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares), payable upon due surrender of the certificates that immediately prior to the Effective Time represented Shares (“Certificates”) or non-certificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this ARTICLE II (such cash payable pursuant to this Section 2.11(a) hereinafter referred to as the “Exchange Fund”).
                    (b) Payment Procedures.
                    (i) As soon as reasonably practicable after the Effective Time and in any event not later than the fifth Business Day following the Effective Time, the Paying Agent shall mail to each holder of record of Shares whose Shares were converted into the Merger Consideration pursuant to this ARTICLE II, (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, as applicable) and (B) instructions for use in effecting the surrender of Certificates or Book-Entry Shares in exchange for the Merger Consideration.
                    (ii) Upon surrender of Certificates or Book-Entry Shares to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor a check in an amount equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates or Book-Entry Shares multiplied by (y) the Merger Consideration per Share. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
                    (c) Closing of Transfer Books; No Further Ownership Rights in Shares. The payment of the applicable Merger Consideration upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this ARTICLE II shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to the Shares (including the associated Rights) formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to the Shares evidenced thereby, except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be cancelled and exchanged as provided in this ARTICLE II.
                    (d) Investment of Exchange Fund. The Paying Agent shall invest the cash included in the Exchange Fund as directed by Parent; provided, however, that no such investment income or gain or loss thereon shall affect the amounts payable to holders of Shares. Any interest and other income resulting from such investments shall be the sole and exclusive property of Parent payable to Parent upon its request, and no part of such earnings shall accrue to the benefit of holders of Shares.
                    (e) Termination of Exchange Fund; No Liability. Any portion of the Exchange Fund that remains undistributed to the former holders of Shares for six (6) months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged his, her or its Shares for the Merger Consideration in accordance with this Section 2.11 prior to that time shall thereafter look only to the Surviving Corporation for payment of its claim for the Merger Consideration, without interest, in respect of such former holder’s Shares. Neither Parent, Merger Sub, the Surviving Corporation nor the Paying Agent or any other Person shall be liable to any former holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by holders of Shares immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity shall, to the fullest extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.
               Section 2.12 Withholding(a) . Notwithstanding anything to the contrary contained herein, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable under this Agreement to any holder of Shares, Company Stock Options, Company SARs, Unvested Restricted Stock or Company RSUs such amounts as are required to be withheld or deducted under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of U.S. state, local or foreign Tax Law with respect to the making of such payment. To the extent that amounts are so withheld or deducted and paid over to the applicable Governmental Entity or Taxing Authority, such withheld or deducted amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Company Stock Options, Company SARs, Unvested Restricted Stock or Company RSUs in respect of which such deduction and withholding were made.
               Section 2.13 Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          Except as otherwise disclosed or identified in the Company SEC Documents filed or furnished prior to the date hereof and publicly available prior to the date of this Agreement (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such Company SEC Documents to the extent that they are predictive or forward-looking in nature) or in a letter (the “Company Disclosure Letter”) delivered to Parent by the Company prior to the execution of this Agreement (which Company Disclosure Letter shall in each case specifically identify by reference to Sections of this Agreement any exceptions to each of the representations, warranties and covenants contained in this Agreement; provided, however, that any information set forth in one section of such Company Disclosure Letter shall be deemed to apply to each other section or subsection thereof or hereof to which its relevance is readily apparent on its face), the Company represents and warrants to Parent and Merger Sub as follows:
               Section 3.1 Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New Jersey and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of (i) its Constituent Documents, as amended and in effect on the date of this Agreement and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the holders of Shares, the Company Board and all committees of the Company Board, in each case since January 1, 2005 through November 5, 2009. The Company is not in violation of its Constituent Documents.
               Section 3.2 Subsidiaries.
                    (a) Section 3.2(a) of the Company Disclosure Letter sets forth a complete and accurate list of (i) each Subsidiary of the Company (individually, a “Company Subsidiary” and collectively, the “Company Subsidiaries”) and (ii) each Company Subsidiary’s jurisdiction of incorporation or organization. Each Company Subsidiary is a corporation duly incorporated or a limited liability company, partnership or other entity duly organized and is validly existing and in good standing, if applicable, under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has all requisite corporate or other power and authority, as the case may be, to own, lease and operate its properties and assets and to carry on its business as now being conducted. Each Company Subsidiary is duly qualified or licensed to do business and is in good standing, if applicable, in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, has not resulted in and would not reasonably be expected to result in a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of (i) the Constituent Documents of each Company Subsidiary, as amended and in effect on the date of this Agreement and (ii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the Security holders of each of the Company Subsidiaries, the Board of Directors or managers of each of the Company Subsidiaries and all committees of the Board of Directors or managers of each of the Company Subsidiaries, in each case since January 1, 2006. None of the Company Subsidiaries is in violation of its Constituent Documents.
                    (b) Except as set forth in Section 3.2(b) of the Company Disclosure Letter, the Company is, directly or indirectly, the record and Beneficial Owner of all of the outstanding Securities of each Company Subsidiary, free and clear of any Liens and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell, transfer or otherwise dispose of the Securities). All of such Securities so owned by the Company have been duly authorized, validly issued, fully paid and nonassessable (and no such shares have been issued in violation of any preemptive or similar rights). Except for the Securities of the Company Subsidiaries, the Company does not own, directly or indirectly, any Securities or other ownership interests in any Person.
     Section 3.3 Capitalization.
                    (a) The authorized capital stock of the Company consists of (i) 50,000,000 Shares and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”), of which 50,000 have been designated by the Company Board as Series B Junior Participating Preferred Stock and are issuable upon exercise of the Rights under the Rights Agreement.
                    (b) At the close of business on January 8, 2010: (i) 2,838,683 Shares were issued and outstanding, (ii) 2,028,297 Shares were held in treasury, (iii) 53,000 Shares were reserved for issuance under the Amended and Restated K-Tron International, Inc. 1996 Equity Compensation Plan, as amended, (iv) 182,500 Shares were reserved for issuance under the K-Tron International, Inc. 2006 Equity Compensation Plan, as amended on May 11, 2007 and (v) no shares of Company Preferred Stock were issued and outstanding. Except as set forth above, as of January 8, 2010, no Securities of the Company were issued, reserved for issuance or outstanding. All issued and outstanding Shares have been, and all Shares that may be issued pursuant to (x) the exercise of outstanding Company Stock Options or Company SARs and (y) Company RSUs will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive or similar rights. The Company has never declared or paid any dividend or distribution in respect of the Shares, and since October 3,

2009 has not repurchased, redeemed or otherwise acquired any Shares or issued any Company Stock Options, Company SARs, Company RSUs or Unvested Restricted Stock. There are no accrued and unpaid dividends or other distributions with respect to any outstanding Shares, and no Company Subsidiary owns, holds or has any interest in any Shares.
                    (c) Section 3.3(c) of the Company Disclosure Letter sets forth each Company Equity Plan for which awards remain in effect as of the date hereof. The Company has made available to Parent accurate and complete copies of all stock equity plans pursuant to which the Company has granted Company Stock Options, Company SARs, Company RSUs and Unvested Restricted Stock and the forms of all award agreements evidencing such Company Stock Options, Company SARs, Company RSUs and Unvested Restricted Stock. No material changes have been made to such forms in connection with any award. There are no outstanding options to purchase Shares, restricted Shares or restricted stock units or other equity-based awards associated with Shares that were issued other than pursuant to any Company Equity Plan and set forth in Section 3.3(d), (e), (f) and (g) of the Company Disclosure Letter.
                    (d) As of the date hereof, 53,000 Shares are subject to issuance pursuant to Company Stock Options granted and outstanding under the Company Equity Plans and no Shares are subject to issuance pursuant to Company SARs granted and outstanding under the Company Equity Plans. Section 3.3(d) of the Company Disclosure Letter sets forth the following information with respect to each Company Stock Option and each Company SAR outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Company Stock Option or Company SAR was granted; (ii) the name of the holder of such Company Stock Option or Company SAR; (iii) the number of Shares or rights subject to such Company Stock Option or Company SAR; (iv) the exercise price of such Company Stock Option or Company SAR; (v) the date on which such Company Stock Option or Company SAR was granted; (vi) the extent to which such Company Stock Option or Company SAR is vested and exercisable as of the date of this Agreement and the times and extent to which such Company Stock Option or Company SAR is scheduled to become vested and exercisable after the date of this Agreement, including any events that would result in any acceleration of such vesting or exercisability; (vii) whether the Company Stock Option is an incentive stock option or a nonqualified stock option and (viii) the date on which such Company Stock Option or Company SAR expires. Except as set forth in Section 3.3(d) of the Company Disclosure Letter, the exercise price of each Company Stock Option and each Company SAR is, and will be deemed to be, equal to or greater than the fair market value of the Shares subject to or underlying such Company Stock Option or Company SAR as of the date such Company Stock Option or Company SAR was granted and each Company Stock Option and Company SAR qualifies for exemption from Section 409A of the Code.
                    (e) As of the date hereof, 11,550 Shares are subject to issuance pursuant to Company RSUs granted and outstanding under the Company Equity Plans. Section 3.3(e) of the Company Disclosure Letter sets forth the following information with respect to each Company RSU outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Company RSU was granted; (ii) the name of the holder of such Company RSU; (iii) the number of Shares subject to such Company RSU; (iv) the date on which such Company RSU was granted; and (v) the extent to which such Company RSU is vested as of the date of this Agreement and the times and extent to which such Company RSU is scheduled to become vested after the date of this Agreement, including any events that would result in any acceleration of such vesting or exercisability.
                    (f) As of the date hereof, there are 25,000 Shares that constitute Unvested Restricted Stock, which are reflected in the Shares listed in Section 3.3(b)(i). Section 3.3(f) of the Company Disclosure Letter sets forth the following information with respect to each share of Unvested Restricted Stock outstanding as of the date of this Agreement: (i) the Company Equity Plan pursuant to which such Unvested Restricted Stock was granted; (ii) the name of the holder of such Unvested Restricted Stock; (iii) the number of Shares subject to the terms of such Unvested Restricted Stock; (iv) the date on which such Unvested Restricted Stock was granted; and (v) the dates on which such Unvested Restricted Stock is scheduled to vest, including any events that would result in any acceleration of such vesting or exercisability.
                    (g) Except as referred to in Section 3.3(d) and Section 3.3(e) above, and except as set forth in Section 3.3(g) of the Company Disclosure Letter, as of the date of this Agreement, (i) there are not outstanding or authorized (A) any Securities of the Company or any Company Subsidiary convertible into or exchangeable for Securities of the Company or any Company Subsidiary or (B) options, calls, warrants, preemptive rights, anti-dilution rights or other rights, rights agreements, shareholder rights plans, agreements, arrangements or commitments of any character relating to the issued or unissued Securities or securities convertible into or exchangeable for Securities of the Company or any Company Subsidiary, (ii) there are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Securities or securities convertible into or exchangeable for Securities of the Company or any Company Subsidiary or to provide a material amount of funds to (excluding the payment of intercompany obligations), or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or other Person, (iii) neither the Company nor any Company Subsidiary has issued phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any Securities of the Company or any Company Subsidiary and there are no outstanding stock appreciation rights issued by the Company or any Company Subsidiary with respect to the Securities of the Company or any Company Subsidiary, (iv) except for the Voting Agreement, there are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary or, to the knowledge of the Company, any of their respective officers and directors, is a party with respect to the voting of Securities of the Company or any Company Subsidiary, and (v) there are no outstanding bonds, debentures, notes or other Indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, Securities having the right to vote) on any matter on which the shareholders or other equity holders of the Company or any Company Subsidiary may vote. There are no preemptive or similar rights on the part of any holder of any class of Securities of the Company or any Company Subsidiary. Each Company Stock Option, Company SAR, Company RSU and Share of Unvested Restricted Stock (and each other Company equity grant) was properly accounted for in all material respects in accordance with GAAP or other applicable accounting procedures or requirements and properly and timely disclosed in accordance with the Exchange Act and all other applicable Laws and no such grants involved any “back dating,” “forward dating” or similar practices with respect to such grants.
     Section 3.4 Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and, subject to the approval (the “Company Shareholder Approval”) of this Agreement by the holders of Shares holding at least two-thirds of all votes cast at a meeting of shareholders duly called and held (a “Company Shareholder Meeting”), to consummate the Merger and other transactions contemplated hereby. The Company Board, at a meeting duly called and held and at which a quorum was present throughout, has unanimously (i) approved the Merger and approved this Agreement and the transactions contemplated hereby in accordance with the NJBCA, (ii) determined that the Merger and the transactions contemplated hereby and thereby are fair to, advisable and in the best interests of the Company and its shareholders, (iii) resolved to recommend that the Company’s shareholders approve this Agreement (the “Company Recommendation”), (iv) directed that the approval of this Agreement be submitted for consideration of the shareholders of the Company at a Company Shareholder Meeting, (v) adopted resolutions to (A) render the provisions of the Rights Agreement, including the Rights or issuance of Rights, inapplicable to this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, until the earlier of the Effective Time or termination of this Agreement, (B) ensure that neither Parent nor any of its Affiliates is or will become an “Acquiring Person” (as defined in the Rights Agreement) and that a “Distribution Date” (as defined in the Rights Agreement) shall not occur, and the Rights shall not become exercisable, by reason of this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger and (C) cause the Rights Agreement to terminate and the Rights to expire immediately prior to the Effective Time, (vi) adopted resolutions rendering the restrictions on business combinations contained in NJBCA Section 14A:10A inapplicable to the Merger, this Agreement and the transactions contemplated hereby and thereby and (vii) to the extent permitted by Law, taken all other actions necessary to irrevocably exempt the Merger, this Agreement and the transactions contemplated hereby and thereby from the restrictions imposed by any other “fair price,” “moratorium,” “control share acquisition,” “interested shareholder,” “business combination” or similar statute or regulation promulgated by a Governmental Entity. Subject to Section 5.3(e), the Company Board has not rescinded, modified or withdrawn such resolutions in any way. The execution, delivery and performance by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action on the part of the Company and, except for the Company Shareholder Approval and the filing of the Certificate of Merger with the Treasurer, no other corporate proceedings, filings or undertakings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

               Section 3.5 Consents and Approvals; No Violations.
                    (a) The execution, delivery and performance of this Agreement by the Company do not and the consummation by the Company of the Merger and the transactions contemplated hereby will not: (i) conflict with or violate any provisions of the Constituent Documents of the Company or any Company Subsidiary; (ii) violate or result in a loss of a benefit under any Law or Order (assuming compliance with the matters set forth in Section 3.5(b)) applicable to the Company or any Company Subsidiary or by which any of their respective properties or other assets are bound; (iii) result, after the giving of notice, with lapse of time, or otherwise, in any violation, default or loss of a benefit under, or a right of guaranteed payment, or permit the acceleration or termination of any obligation under or require any consent under, any mortgage, indenture, note, bond, debenture, lease, agreement, contract, arrangement, understanding, commitment or other instrument, permit, concession, grant, franchise, right or license, in each case whether oral or written, to which the Company or any Company Subsidiary is a party or by which their respective properties or other assets are bound; (iv) result in the creation or imposition of any Lien upon any properties or other assets of the Company or any Company Subsidiary; (v) result in any breach or violation of any Company Benefit Plan, including any award agreement thereunder (it being understood that any rights arising under and pursuant to the terms of any Company Benefit Plan in connection with the transactions contemplated by this Agreement shall not be considered a breach or violation of such Company Benefit Plan); or (vi) cause the suspension or revocation of any Company Permit, except, in the case of clauses (ii), (iii), (iv), (v) and (vi), individually or in the aggregate, has not resulted in or would not reasonably be expected to result in a Company Material Adverse Effect.
                    (b) No clearance, consent, approval, order, license or authorization of, action by or in respect of, or declaration, registration or filing with, or notice to, or permit issued by, any Governmental Entity is required or will be required to be made or obtained by the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for: (i) filings and other actions by the Company to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”); (ii) the applicable requirements of any antitrust, investment or other competition laws or acts of jurisdictions other than the United States (the “Foreign Competition Laws”); (iii) the filing of the Certificate of Merger with the Treasurer in accordance with the NJBCA and appropriate documents with the relevant authorities of other states or jurisdictions in which the Company or any Company Subsidiary is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of foreign or state securities or “blue sky” Laws; (iv) such filings with and approvals as may be necessary to comply with the rules and regulations of NASDAQ; (v) the filings with the SEC of (A) the Proxy Statement in accordance with Regulation 14A promulgated under the Exchange Act and (B) such reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby; and (vi) the other consents, filings and/or notices set forth on Section 3.5(b) of the Company Disclosure Letter (collectively, clauses (i) through (vi), the “Company Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification, the failure of which to make or obtain, individually or in the aggregate, would not result in a Company Material Adverse Effect.

     Section 3.6 SEC Reports; Company Financial Statements.
                    (a) The Company has timely filed or furnished on a timely basis all reports, schedules, forms, statements and other documents required to be filed or furnished by it under the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, collectively, the “Sarbanes-Oxley Act”) with the SEC since January 1, 2006 (together with all exhibits, financial statements and schedules thereto and all information incorporated therein by reference, the “Company SEC Documents”). As of its respective date, or, if amended prior to the date hereof, as of the date of the last such amendment, each of the Company SEC Documents complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, in each case to the extent applicable to such Company SEC Documents, and none of the Company SEC Documents when filed or furnished (or in the case of a registration statement under the Securities Act, at the time it was declared effective) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (and no Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading). No Company Subsidiary is, or has at anytime since January 1, 2006, been, subject to the periodic reporting requirements of the Exchange Act or is or has been otherwise required to file any form, report, statement, schedule, certificate or other document with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation system.
                    (b) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of NASDAQ. Neither the Company nor any Company Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of the Company or any Company Subsidiaries.
                    (c) The Company Financial Statements have been derived from the accounting books and records of the Company and the Company Subsidiaries and (i) as of their respective dates of filing with the SEC complied as to form in all material respects with the applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted by Form 10-Q and Regulation S-X of the SEC) and (iii) fairly present, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, and, where included, their consolidated shareholders’ equity and their consolidated cash flows for the respective periods indicated (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto). Since December 31, 2008 through the date of this Agreement, there has not been any material change in any method of financial accounting by the Company or any Company Subsidiaries, except as required by GAAP and disclosed in the Company SEC Documents filed prior to the date hereof.
                    (d) There are no amendments or modifications, which are or will be required to be filed with the SEC, but have not yet been filed with the SEC, to (i) agreements, documents or other instruments which previously have been filed by the Company with the SEC pursuant to the Exchange Act or (ii) the Company SEC Documents. The Company has timely responded to all comment letters of the staff of the SEC relating to the Company SEC Documents, and the SEC has not asserted that any of such responses are inadequate, insufficient or otherwise non-responsive. The Company has heretofore made available to Parent true, correct and complete copies of all correspondence with the SEC occurring since January 1, 2006. None of the Company SEC Documents is, to the knowledge of the Company, the subject of ongoing SEC review.
                    (e) Neither the Company nor any Company Subsidiary is a party to, nor does it have any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company or a Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or a Company Subsidiary in the Company Financial Statements or other Company SEC Documents.
     Section 3.7 Internal Controls and Procedures.
                    (a) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive officer and principal financial officer, or Persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company’s system of internal accounting controls is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                    (b) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time period specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act and the Sarbanes-Oxley Act with respect to such reports.
                    (c) The Company has evaluated the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of Company Board (and made available to Parent a summary of the significant aspects of such disclosure) (A) all “significant deficiencies” and “material weaknesses” in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standard No. 60, as in effect on the date hereof.
               Section 3.8 Absence of Undisclosed Liabilities. To the Company’s knowledge, as of the date of this Agreement, except for liabilities and obligations (i) reflected or reserved against in the most recent balance sheet (or described in the notes thereto) of the Company included in the Company Financial Statements filed prior to the date hereof, (ii) incurred in connection with this Agreement or the transactions contemplated by this Agreement or (iii) incurred in the ordinary course of business consistent with past practice, neither the Company nor any Company Subsidiary has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether or not required by GAAP to be reflected on a consolidated balance sheet of the Company and the Company Subsidiaries). To the Company’s knowledge, since the date of this Agreement, except for liabilities and obligations (i) reflected or reserved against in the most recent balance sheet (or described in the notes thereto) of the Company included in the Company Financial Statements filed prior to the date hereof, (ii) incurred in connection with this Agreement or the transactions contemplated by this Agreement or (iii) incurred in the ordinary course of business consistent with past practice, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, and whether or not required by GAAP to be reflected on a consolidated balance sheet of the Company and the Company Subsidiaries), other than liabilities or obligations that, individually or in the aggregate, have not resulted in or would not reasonably be expected to result in a Company Material Adverse Effect.
               Section 3.9 Proxy Statement. The proxy statement of the Company (as amended or supplemented from time to time, the “Proxy Statement”) to be filed with the SEC for use in connection with the solicitation of proxies from the Company’s shareholders in connection with the Merger and the Company Shareholder Meeting will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is filed with the SEC, at the time it is first mailed to shareholders of the Company, at the time of the Company Shareholder Meeting and at the Effective Time. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied in writing by Parent or Merger Sub or any of their respective Representatives specifically for inclusion or incorporation by reference in the Proxy Statement.
               Section 3.10 Absence of Certain Changes. Since October 3, 2009, except as specifically contemplated or required by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course of business and in a commercially reasonable manner consistent with past practice and (b) through the date of this Agreement, there has not been any action taken by the Company or any Company Subsidiary that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of any of the covenants set forth in Section 5.1. Since January 3, 2009, there have not been any Changes that, individually or in the aggregate, have resulted in or would reasonably be expected to result in a Company Material Adverse Effect.
               Section 3.11 Litigation. There are no (a) suits, actions, proceedings, claims, arbitrations, mediations, conciliations, consent decrees, audits, reviews or investigations (whether at Law or in equity, before or by any Governmental Entity, or before any arbitrator, each an “Action”) pending, or, to the knowledge of the Company, threatened against, the Company or any Company Subsidiary, or their respective properties or rights; (b) Orders of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary; and (c) Actions pending, or to the knowledge of the Company, threatened against any officer or director of the Company that are reasonably likely to result in any liability on the part of the Company or any Company Subsidiary, whether or not such liability is insured, except in the cases of clauses (a), (b) and (c), individually or in the aggregate, as would not reasonably be expected to result in a Company Material Adverse Effect. Since January 1, 2006, there have not been any material product liability, manufacturing or design defect, warranty, field repair or other material product-related claims by any third party against the Company or any Company Subsidiaries (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss).

               Section 3.12 Compliance with Laws.
                    (a) Except with respect to Environmental Laws (which are the subject of Section 3.19), each of the Company and the Company Subsidiaries holds all material permits, franchises, grants, authorizations, easements, exceptions, consents, clearances, licenses, variances, exemptions, Orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses or ownership, lease and operation of their respective assets and properties (the “Company Permits”). The Company and each Company Subsidiary is, and since January 1, 2006, has been, in compliance in all material respects with the terms of the Company Permits, and none of the Company Permits have been withdrawn, revoked, suspended or cancelled, nor is any such withdrawal, revocation, suspension or cancellation pending or, to the Company’s knowledge, threatened. The Company and each Company Subsidiary has fulfilled and performed in all material respects its obligations under each Company Permit, and no event has occurred or condition or state of facts exists which would constitute a material breach or default or would cause revocation or termination of any such Company Permit.
                    (b) The businesses of the Company and each of the Company Subsidiaries are, and since January 1, 2006, have been, conducted in compliance in all material respects with all applicable Laws and Orders. No material change is required in the Company’s or any Company Subsidiary’s processes, properties or procedures to comply with any Laws or Orders in effect on the date hereof or enacted as of the date hereof and scheduled to be effective after the date hereof and neither the Company nor any Company Subsidiaries has received since January 1, 2006 any written notice or written communication of any noncompliance with any Laws or Orders and no Governmental Entity has, since January 1, 2006, otherwise identified any instance in which the Company or any Company Subsidiary is or may be in violation of applicable Laws or Orders.
                    (c) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. Since January 1, 2006, the Company has complied in all material respects with the provisions of the Sarbanes-Oxley Act.
                    (d) Since January 1, 2006, (i) none of the Company or any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding accounting, internal accounting controls or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or any material concerns from employees of the Company or any Company Subsidiary regarding questionable accounting or auditing matters with respect to the Company or any Company Subsidiary and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company, any Company Subsidiary or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the General Counsel or Chief Executive Officer of the Company.
                    (e) Neither the Company or any Company Subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any Company Subsidiaries has, on behalf of the Company or any Company Subsidiaries (i) used any funds of the Company or any Company Subsidiaries for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other federal, foreign, or state anti-corruption or anti-bribery Law or requirement applicable to the Company or any Company Subsidiaries.
               Section 3.13 Taxes.
                    (a) The Company, each of its current Subsidiaries and each of its former Subsidiaries (in the case of any current or former Subsidiaries, during the period that such Subsidiary was or has been a Company Subsidiary) has (i) duly and timely filed or has caused to be filed with the appropriate Governmental Entities or Taxing Authorities all Tax Returns required to be filed by it in respect of any material Taxes, which Tax Returns were true, correct and complete in all material respects (or requests for extensions to file such Tax Returns have been timely filed, granted and have not expired), and true and complete copies of all such Tax Returns for the taxable period ended on or after January 1, 2006 have been made available to Parent, (ii) duly and timely paid in full (or the Company has paid on the Company Subsidiaries’ behalf) all material Taxes due with respect to the periods covered by such Tax Returns, (iii) duly and timely paid in full or withheld, or established adequate reserves in accordance with GAAP for, all material Taxes that are due and payable by it, whether or not such Taxes were asserted by the relevant Governmental Entity or Taxing Authority, (iv) established reserves in accordance with GAAP that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of the Company and each Company Subsidiary through the date of this Agreement and (v) complied in all material respects with all Laws applicable to the withholding and payment over of Taxes and has timely withheld and paid over to, or, where amounts have not been so withheld, established an adequate reserve under GAAP for the payment to, the respective proper Governmental Entities or Taxing Authorities all material amounts required to be so withheld and paid over.
                    (b) There (i) is no deficiency, delinquency, claim, audit, suit, proceeding, request for information or investigation now pending, outstanding or, to the knowledge of the Company, threatened against or with respect to the Company or any Company Subsidiary in respect of any material Taxes or material Tax Returns and (ii) are no requests for rulings or determinations in respect of any material Taxes or material Tax Returns pending between the Company or any Company Subsidiary and any authority responsible for such Taxes or Tax Returns.

                    (c) No deficiency for any material Tax has been asserted or assessed by any Governmental Entity or Taxing Authority in writing against the Company or any Company Subsidiary (or, to the knowledge of the Company or any Company Subsidiary, has been threatened or proposed), except for deficiencies which have been satisfied by payment, settled or been withdrawn or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.
                    (d) There are no tax sharing agreements, tax indemnity agreements or other similar agreements of any kind, whether or not written, with respect to or involving the Company or any Company Subsidiary in effect.
                    (e) None of the Company or any Company Subsidiary has any liability for material Taxes as a result of having been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar Affiliated or consolidated group for tax purposes under state, local or foreign Law (other than a group the common parent of which is the Company), or has any liability for the material Taxes of any Person (other than the Company or the Company Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor, by contract or otherwise.
                    (f) There are no material adjustments under Section 481 of the Code (or similar or analogous provision of state, local or foreign Law) for income Tax purposes applicable to or required to be made by the Company or any Company Subsidiary as a result of changes in methods of accounting or other events occurring on or before the date hereof.
                    (g) None of the Company or any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) prepaid amount received on or prior to the Closing Date or (vi) otherwise as a result of a transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing Date or a transaction or accounting method that deferred an item of income into periods beginning after the Closing Date.
                    (h) There are no Liens for Taxes upon any property or assets of the Company or any Company Subsidiary, except for Permitted Liens.

                    (i) Neither the Company nor any Company Subsidiary has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
                    (j) No material claim, other than claims defeated or withdrawn, has been made since January 1, 2006 by an authority in a jurisdiction where the Company or any Company Subsidiary has not filed Tax Returns that it is or may be subject to taxation by that jurisdiction.
                    (k) Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with regard to a material Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course) since January 1, 2006.
                    (l) Neither the Company nor any Company Subsidiary has been a “controlled corporation” or a “distributing corporation” in any distribution of stock qualifying for tax-free treatment under Section 355 of the Code occurring during the two-year period ending on the date hereof or in a distribution which would otherwise constitute part of a “plan (or series of related transactions)” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.
                    (m) There is no power of attorney given by or binding upon the Company or any Company Subsidiary with respect to Taxes for any period for which the statute of limitations (including any waivers or extensions) has not yet expired.
                    (n) The Company satisfies the exception described in Section 1445(b)(6) of the Code.
               Section 3.14 Real and Personal Property.
                    (a) Section 3.14(a) of the Company Disclosure Letter sets forth a correct and complete list of all Company Owned Real Property showing the address and record titleholder thereof. The Company or a Company Subsidiary has good and marketable fee simple title to all Company Owned Real Property, free and clear of any Liens, other than Permitted Liens. With respect to each parcel of Company Owned Real Property, except as set forth on Section 3.14(a) of the Company Disclosure Letter, to the knowledge of the Company, (i) there are no outstanding options, rights of first offer or rights of first refusal to purchase such parcel or any portion thereof or interest therein, (ii) there is no condemnation or other proceeding in eminent domain, pending or threatened, affecting such parcel or any portion thereof or interest therein, (iii) all obligations of the Company or a Company Subsidiary with regard to all applicable covenants, easements and restrictions affecting such parcel have been and are being performed in all material respects in a proper and timely manner by the Company or a Company Subsidiary and (iv) such parcel is in compliance with all applicable Laws in all material respects.

                    (b) Section 3.14(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all leases, subleases and other occupancy agreements (together with any amendments, modifications and other supplements thereto, collectively, the “Company Leases”) pursuant to which the Company or any Company Subsidiary leases, subleases or otherwise occupies any real property and the address of such real property (the “Company Leased Real Property”). The Company has heretofore made available to Parent true and complete copies of all Company Leases. The Company or a Company Subsidiary has good and valid title to the leasehold estate created under the respective Company Leases, in each case free and clear of any Liens, other than Permitted Liens. Each of the Company Leases is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the applicable Company Subsidiary. To the knowledge of the Company, neither the Company nor any Company Subsidiary is in default (which has not been previously cured) under any Company Lease, nor has any notice of default been received (which has not been previously cured) by the Company or any Company Subsidiary since January 1, 2006, except for any such default or notice of default, individually or in the aggregate, that has not had and would not reasonably be expected to result in a Company Material Adverse Effect. The terms of the Company Leases have not been modified in any material respect, except to the extent that such modifications are set forth in the documents previously made available to Parent, and neither the Company nor any of the Company Subsidiaries is in negotiations with any landlord to cancel or terminate any Company Lease prior to the stated maturity date of such Company Lease.
                    (c) Section 3.14(c) of the Company Disclosure Letter sets forth a true, correct and complete list of all leases, subleases and other occupancy agreements pursuant to which the Company or any Company Subsidiary leases or subleases, as applicable, any Company Owned Real Property or Company Leased Real Property or any portion thereof to any Person (together with any amendments, modifications and other supplements thereto, collectively, the “Company Third Party Leases”). The Company has heretofore made available to Parent true and complete copies of all Company Third Party Leases. Each of the Company Third Party Leases is in full force and effect and constitutes a legal, valid and binding obligation of the Company or the applicable Company Subsidiary. To the knowledge of the Company, neither the Company nor any Company Subsidiary is in default (which has not been previously cured) under any Company Third Party Lease, nor has any notice of default been received (which has not been previously cured) by the Company or any Company Subsidiary since January 1, 2006, except for any such default or notice of default that, individually or in the aggregate, has not had and would not reasonably be expected to result in a Company Material Adverse Effect. The terms of the Company Third Party Leases have not been modified in any material respect, except to the extent that such modifications are set forth in the documents previously made available to Parent, and neither the Company nor any of the Company Subsidiaries is in negotiations with any tenant or subtenant to cancel or terminate any Company Third Party Lease prior to the stated maturity date of such Company Third Party Lease.
                    (d) The Company Owned Real Property and the Company Leased Real Property constitute all of the real property used by the Company or any Company Subsidiary in the conduct of their business.

                    (e) The property, plant and equipment of the Company and the Company Subsidiaries has been maintained in reasonable operating condition and repair, ordinary wear and tear excepted, and is in all material respects sufficient to permit the Company and the Company Subsidiaries to conduct their operations in the ordinary course of business consistent with past practice.
               Section 3.15 Employee Benefit Plans and Related Matters; ERISA.
                    (a) Section 3.15(a)(i) of the Company Disclosure Letter sets forth a true and complete list of the material Company Benefit Plans of the Company and its U.S. Company Subsidiaries. Section 3.15(a)(ii) of the Company Disclosure Letter sets forth a true and complete list of each other material Company Benefit Plan. For purposes of Section 3.15(b) through Section 3.15(h), all references to Company Benefit Plans shall refer to Company Benefit Plans of the Company and its U.S. Company Subsidiaries and not to Foreign Benefit Plans, except that (i) the second and penultimate sentences of Section 3.15(b) shall apply to Foreign Benefit Plans as stated therein and (ii) Section 3.15(d) shall apply to Foreign Benefit Plans as stated therein. With respect to each material Company Benefit Plan, the Company has made available to Parent a current, accurate and complete copy thereof, including all amendments thereto, and, to the extent applicable: (i) any related trust agreement or other funding instrument and all amendments thereto; (ii) the most recent favorable determination letter, if applicable; (iii) any summary plan description and summaries of material modifications and any prospectus; (iv) any Forms 5500 and attached schedules and audited financial statements for the two most recent completed plan years; (v) any nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for the two most recent completed plan years; and (vi) any material communications and filings with the IRS, the U.S. Department of Labor (the “DOL”), or any other Governmental Entity, and material communications and filings with participants, administrators, trustees or beneficiaries which would result in a material liability to the Company, and, in each case, including any applications or filings under the Voluntary Compliance Resolution program, the DOL Delinquent Filer Program or any similar program. Neither the Company nor any Company Subsidiary has any formal plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would affect any employee or terminated employee of the Company or any Company Subsidiary or increase the liability of the Company or any Company Subsidiary.
                    (b) Each Company Benefit Plan intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualification and, to the knowledge of the Company, no event has occurred that would reasonably be expected to result in disqualification of such Company Benefit Plan. Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and in all material respects in accordance with all applicable Laws, including, if applicable, ERISA, the Code and all applicable securities Laws. Neither the Company, nor any Company Subsidiary nor any ERISA Affiliate of the Company has ever maintained an employee benefit plan that is or was subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code or has incurred any liability thereunder, and no condition exists that presents a risk to the Company, any Company Subsidiary or any ERISA Affiliate of the Company of incurring any liability thereunder. All contributions or other amounts payable by the Company or any Company Subsidiary as of the date hereof with respect to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP. Neither the Company nor any Company Subsidiary nor any ERISA Affiliate of the Company has engaged in a transaction in connection with which the Company or any Company Subsidiary reasonably would be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code. There are no pending or, to the knowledge of the Company, threatened claims by or on behalf of any of the Company Benefit Plans, by any employee or beneficiary covered under any Company Benefit Plan or otherwise involving any Company Benefit Plan (other than routine claims for benefits), except, with respect to Foreign Benefit Plans, to the extent that such claims will not result in a material liability to the Company. No Company Benefit Plan is a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA, a multiple employer plan within the meaning of 4063 of ERISA or a multiple employer welfare arrangement as defined in Section 3(40) or ERISA.
                    (c) No Company Benefit Plan provides benefits, including death, health or other medical benefits (whether or not insured), with respect to current or former employees, consultants or directors of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits or retirement benefits under any “employee pension plan” (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or a Company Subsidiary or (iv) benefits the full costs of which are borne by the current or former employee, consultant or director or his or her beneficiary.
                    (d) None of the negotiation or the execution of this Agreement, the obtaining of the Company Shareholder Approval, if applicable, or the consummation of the transactions contemplated by this Agreement (alone or in conjunction with any other event, including any termination of employment prior to, on or following the Effective Time) will (i) entitle any current or former director, officer, employee or independent contractor of the Company or any Company Subsidiary to any compensation or benefit, (ii) increase any benefits to or trigger the forgiveness of Indebtedness owed by any such individuals, (iii) accelerate the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits or trigger any other obligation under any Company Benefit Plan or (iv) result in any breach or violation of, default under or limit the Company’s right to amend, modify or terminate any Company Benefit Plan, except, with respect to Foreign Benefit Plans, to the extent that such actions or consequences will not result in a material liability to the Company.
                    (e) No amount or other entitlement that could be received as a result of the transactions contemplated hereby (alone or in conjunction with any other event) by any “disqualified individual” (as defined in Section 280G(c) of the Code) under the Company Benefit Plans, this Agreement or otherwise (excluding amounts or other entitlements payable as a result of actions taken solely by Parent or its Affiliates) will constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). No director, officer, employee or independent contractor of the Company or any Company Subsidiary is entitled to receive any gross-up or additional payment by reason of the tax required by Section 409A or 4999 of the Code being imposed on such person.
                    (f) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has been maintained, administered and operated since January 1, 2005 in all material respects in compliance with Section 409A of the Code and all applicable IRS guidance promulgated thereunder.
                    (g) Neither the Company, any Company Subsidiary nor any of their respective ERISA Affiliates uses or has used in the past six years the services or workers provided by third party contract labor suppliers, temporary employees, “leased employees” (as that term is defined in Section 414(n) of the Code), or individuals who have provided services as independent contractors to an extent that is reasonably likely to result in the disqualification of any of the Company Benefit Plans, any material liabilities to the Company or any Company Subsidiaries, or the imposition of material penalties or excise Taxes with respect to any Company Benefit Plans by the IRS, the DOL, the Pension Benefit Guaranty Corporation or other Governmental Entity. No material liability to any employee or to any organization or any other entity under any employee leasing arrangement will result from termination of such employee leasing arrangement.
                    (h) No amounts payable under any Company Benefit Plan is reasonably likely to fail to be deductible for federal income Tax purposes by virtue of (i) Section 404 of the Code, (ii) Section 162(m) of the Code or (iii) Section 280G of the Code.
                    (i) With respect to each Company Benefit Plan established or maintained outside of the U.S. primarily for the benefit of employees of the Company or any Company Subsidiary residing outside of the U.S. (a “Foreign Company Benefit Plan”): (i) all material employer and employee contributions to each Foreign Company Benefit Plan required by Law or by the terms of such Foreign Company Benefit Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Company Benefit Plan, the liability of each insurer for any Foreign Company Benefit Plan funded through insurance and the book reserve established for any Foreign Company Benefit Plan, together with any accrued contributions, are at least equal to the accrued benefit obligations with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Company Benefit Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Company Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities in all material respects.
               Section 3.16 Employees; Labor Matters.
                    (a) Neither the Company nor any Company Subsidiary is party to, bound by, or in the process of negotiating a collective bargaining agreement, work rules or practices, or similar labor-related agreement or understanding with any labor union, labor organization or works council.
                    (b) To the knowledge of the Company, there is no organizational effort currently being made or threatened by or on behalf of any labor union, labor organization or works council to organize any employees of the Company or any Company Subsidiary. No demand for recognition of any employees of the Company or any Company Subsidiary has been made by or on behalf of any labor union, labor organization or works council in the past two (2) years. No petition has been filed, nor has any proceeding been instituted by any employee of the Company or any Company Subsidiary or group of employees of the Company or any Company Subsidiary with any labor relations board or commission seeking recognition of a collective bargaining representative in the past two (2) years.
                    (c) There is no pending or threatened strike, lockout, work stoppage, slowdown, picketing or material labor dispute with respect to or involving any employees of the Company or any Company Subsidiary, and there has been no such action or event in the past five (5) years.
                    (d) The Company and the Company Subsidiaries are in compliance in all material respects with all (i) Laws and requirements respecting employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours, child labor, immigration, employment discrimination, worker and independent contractor classification, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues and unemployment insurance and (ii) obligations of the Company or any of the Company Subsidiaries under any employment agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding.
                    (e) Except as set forth in Section 3.16(e) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has in the past two (2) years received (i) notice of any unfair labor practice charge or complaint pending or threatened before the National Labor Relations Board or any other Governmental Entity against them, (ii) notice of any complaints, material grievances or arbitrations arising out of any collective bargaining agreements or any other complaints, material grievances or arbitrations against them, (iii) notice of any charge or complaint with respect to or relating to them pending before the Equal Employment Opportunity Commission or any other Governmental Entity responsible for the prevention of unlawful employment practices, (iv) notice of the intent of any Governmental Entity responsible for the enforcement of labor, employment, wages and hours of work, layoffs and plant closings, child labor, immigration or occupational safety and health Laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress or (v) notice of any lawsuit, action, complaint, or other proceeding pending or, to the extent material, threatened, in any forum by or on behalf of any present or former employee of such entities, any applicant for employment or classes or representatives of the foregoing alleging breach of any express or implied contract of employment, any applicable Law governing employment or the termination thereof or other discriminatory, wrongful or tortuous conduct in connection with the employment relationship.
                    (f) The Company and the Company Subsidiaries properly classify and treat, under applicable Law, each of its workers as an employee or an independent contractor, and, in the case of employees, properly classify and treat, under applicable Law, each of its employees as exempt or non-exempt from overtime wage requirements, other than misclassifications or mistreatments that are not material.
                    (g) All material employment policies of the Company and the Company Subsidiaries are in writing and have been made available to Parent. The Company and the Company Subsidiaries are not, and have not been, (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246, or (iii) required to maintain an affirmative action plan.
               Section 3.17 Intellectual Property.
                    (a) Section 3.17(a) of the Company Disclosure Letter sets forth a true and complete list of all (i) issued patents and patent applications, (ii) trademark registrations and applications, (iii) copyright registrations and applications, (iv) Internet domain names and (v) software, in each case that is Company Owned Intellectual Property and that is used or useful in the business of the Company or a Company Subsidiary as currently conducted (“Company Intellectual Property”). Except as set forth in Section 3.17(a) of the Company Disclosure Letter, the Company or a Company Subsidiary is the sole and exclusive beneficial owner and, with respect to applications and registrations, record owner of all of the Core Intellectual Property items set forth in Section 3.17(a) of the Company Disclosure Letter, free and clear of all Liens (except Permitted Liens), and except as otherwise noted, to the knowledge of the Company, all such Core Intellectual Property is subsisting and valid and enforceable. Except as set forth in Section 3.17(a) of the Company Disclosure Letter, to the knowledge of the Company, the Company or a Company Subsidiary is the beneficial owner of all of the Intellectual Property items that are set forth in Section 3.17(a) of the Company Disclosure Letter and that are not Core Intellectual Property, free and clear of all Liens (except Permitted Liens) and except as otherwise noted, to the knowledge of the Company, all such Intellectual Property is subsisting and valid and enforceable.
                    (b) [This subsection reserved.]
                    (c) Except as set forth on Section 3.17(c) of the Company Disclosure Letter, to the knowledge of the Company there are no pending or threatened claims, suits, arbitrations or other proceedings before any court, agency, arbitral tribunal, or registration authority in any jurisdiction alleging that the activities or conduct of the business of the Company or any Company Subsidiary infringes upon, misappropriates, or otherwise violates the Intellectual Property of any third party or challenging the Company’s ownership, use, validity, enforceability, or registrability of any Core Intellectual Property.

                    (d) To the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon, misappropriate, or otherwise violate, and has not in the past three (3) years infringed upon, misappropriated, or otherwise violated, any Intellectual Property of any other Person.
                    (e) Except as set forth in Section 3.17(e) of the Company Disclosure Letter, to the knowledge of the Company no third party is misappropriating, infringing, or otherwise violating any Core Intellectual Property. Except as set forth on Section 3.17(e) of the Company Disclosure Letter no claims, suits, arbitrations or other adversarial claims in the past three (3) years have been brought or threatened against any third party by the Company with respect to Core Intellectual Property.
                    (f) To the knowledge of the Company, the Company and the Company Subsidiaries take reasonable measures to protect the confidentiality of their material trade secrets.
                    (g) To the knowledge of the Company, no current or former Affiliate, partner, director, shareholder, officer, or employee of the Company or any Company Subsidiary will, after giving effect to the transactions contemplated hereby, own or retain any rights to use any of the Core Intellectual Property, owned, used, or held for use by the Company or any Company Subsidiary in the conduct of its business.
                    (h) To the knowledge of the Company, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of, or payment of, any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company or any Company Subsidiary’s right to own, use, or hold for use any of the Core Intellectual Property as owned, used, or held for use by the Company and the Company Subsidiaries.
                    (i) To the knowledge of the Company, the Company and the Company Subsidiaries have at all times complied with all applicable Laws, as well as their own rules, policies, and procedures, relating to privacy, data protection, and the collection and use of personal information collected, used, or held for use by the Company and the Company Subsidiaries. No material claims have been asserted or, to the knowledge of the Company, threatened against, the Company or any Company Subsidiary alleging a violation of any Person’s privacy or personal information or data rights and the consummation of the transactions contemplated hereby will not breach or otherwise cause any violation of any Law or rule, policy, or procedure related to privacy, data protection, or the collection and use of personal information collected, used, or held for use by or on behalf of the Company or any Company Subsidiary in the conduct of its business. The Company and the Company Subsidiaries take reasonable measures to ensure that such information is protected against unauthorized access, use, modification, or other misuse.

               Section 3.18 Contracts.
                    (a) Section 3.18(a) of the Company Disclosure Letter sets forth, as of the date hereof, any agreement, lease, license, use or occupancy agreement, contract, note, mortgage, indenture, arrangement or other binding obligation (each, a “Contract”) to which the Company or any Company Subsidiaries is currently a party to or by which it or any of them are otherwise currently bound, that is not filed as an exhibit to the Company SEC Documents or that is not a Contract which is posted and available for review by Parent as of 12:00 p.m., Chicago time, on January 7, 2010, in the internet based data site maintained by the Company with Merrill Corporation and referred to commonly as the Krusher Data Site (the “Posted Data Room Documents”): (i) that would be required to be filed by the Company as an exhibit to any Company SEC Document pursuant to Item 601(b)(4) or 601(b)(10) of Regulation S-K under the Securities Act; (ii) pursuant to which the Company or any Company Subsidiary (A) licenses or otherwise obtains the right to use the Intellectual Property rights of any other Person (other than licenses for readily available commercial software or licenses of Intellectual Property which are not material to the manufacture or sale by the Company or any Company Subsidiary of any product of the Company or any Company Subsidiary), or (B) is restricted in any material respect in its right to use any Company Intellectual Property where any such material restriction would reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect; (iii) that, since January 1, 2003, relates to the acquisition or disposition of any material business or material real property (whether by merger, sale of stock, sale of assets or otherwise), not including any disposition which has been reflected in prior financial statements of the Company that have been filed as part of the Company SEC Documents; (iv) that relates to any acquisition of assets or of a business under which there is a future obligation on the part of the Company or any Company Subsidiary which would reasonably be expected to exceed $500,000 under any such Contract, including by means of an earn-out or similar contingent payment mechanism; (v) purporting to restrict or prohibit the Company or any Company Subsidiary from engaging or competing in the manufacture, marketing, distribution or sale of any of the products or services presently manufactured, marketed, distributed or sold by the Company or any Company Subsidiaries; (vi) that relates to any partnership, joint venture, strategic alliance or other similar arrangement (each a “JV”) in which the Company or any Company Subsidiary is a partner, member or party, excepting any JV with respect to which the Company or the Company Subsidiary which is a partner, member or party thereof has no remaining capital contribution obligation, no unperformed obligation to extend credit, and with respect to which it has no personal liability respecting such JV’s indebtedness, liabilities and obligations; (vii) that evidences or is the primary document under which there arises Indebtedness of the Company or any Company Subsidiary (other than agreements with or among direct or indirect wholly owned Company Subsidiaries) in excess of $1,000,000; (viii) under which the Company or any Company Subsidiary has advanced or loaned any other person the principal sum of more than $1,000,000, not including credit extended to customers in the ordinary course of business; (ix) that includes any guarantee by the Company or any Company Subsidiary of any debt or obligations which are in excess of $500,000 (other than any guarantee by the Company of a Company Subsidiary’s debts or obligations or a guarantee by a Company Subsidiary of the Company’s debts or obligations or another Company Subsidiary’s debts or obligations); (x) the performance of which involves expenditures or receipts of the Company or any Company Subsidiary in excess of $1,000,000 per year not entered into in the ordinary course of business; (xi) that provides for the production by the Company or any Company Subsidiary of any product on an exclusive or requirements basis or the purchase by the Company or any Company Subsidiary of any product on an exclusive or output basis, and was not made in the ordinary course of business by the Company or any Company Subsidiary; (xii) with any director or officer of the Company or any other employee of the Company or any Company Subsidiary earning noncontingent cash compensation in excess of $150,000 per year (including any employment, consulting, retention, severance, change in control, non-competition, termination or indemnification agreements); (xiii) that is a collective bargaining agreement or similar labor agreement with a labor union or labor organization with respect to employees of the Company or any Company Subsidiary; (xiv) to which the Company or any Company Subsidiary is a party with any Governmental Entity, excepting any such Contract made in the ordinary course of business and not to resolve any claimed liability for breach or violation of any law or regulation of governmental authority; (xv) that grants any party to the Contract or any other third party “most favored nation” pricing or terms under a Contract which may not be terminated on sixty (60) days or less notice by the Company or the Company Subsidiary which is a party to such Contract; (xvi) the failure to obtain consent in respect of, individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect and (xvii) that provides for termination, acceleration of payment or other special rights upon the occurrence of a change in control of the Company where such termination, acceleration of payment or other special right would reasonably be expected to be material to the Company (each such Contract described in clauses (i) through (xvii), each Contract filed as an exhibit to the Company SEC Documents and each of the Posted Data Room Documents that meets the description of any of clauses (i) though (xvii) is referred to herein as a “Company Material Contract”).
                    (b) A true, correct and complete copy of each Company Material Contract (and any amendments thereto) has been made available to Parent. Neither the Company nor any Company Subsidiary is in breach of or default under the terms of any Company Material Contract except for such breaches or defaults that, individually or in the aggregate, have not resulted in or would not reasonably be expected to result in a Company Material Adverse Effect. To the knowledge of the Company, no other party to any Company Material Contract is in breach of or default (with or without notice or lapse of time, or both) under the terms of any Company Material Contract except for such breaches or defaults that, individually or in the aggregate, have not resulted in or would not reasonably be expected to result in a Company Material Adverse Effect. Each Company Material Contract is a valid and binding obligation of the Company or the Company Subsidiary which is party thereto and, to the knowledge of the Company, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
               Section 3.19 Environmental Laws and Regulations.
                    (a) The Company and each Company Subsidiary are in material compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and each Company Subsidiary of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof). The Company and each Company Subsidiary have not received any communication (written or oral), whether from a Governmental Entity, citizens group, employee or otherwise, alleging that the Company or Company Subsidiary is not in such material compliance, and there are no past or present (or, to the knowledge of the Company, future) actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such material compliance in the future.
                    (b) There is no material Environmental Claim pending or, to the knowledge of the Company, threatened against, the Company or any Company Subsidiary or, to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of Law.
                    (c) There are no present or, to the knowledge of the Company, past actions, activities, circumstances, conditions, events or incidents, including the Release, threatened Release or presence of any Hazardous Material which could form the basis of any Environmental Claim against the Company or any Company Subsidiary, or to the knowledge of the Company, against any Person whose liability for any Environmental Claim the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of Law, except for such past actions, activities, circumstances, conditions, events or incidents which could form the basis of any Environmental Claims that, individually or in the aggregate, have not resulted in or would not reasonably be expected to result in a Company Material Adverse Effect.
                    (d) The transactions contemplated by this Agreement will not trigger any obligations under the New Jersey Industrial Site Recovery Act and the regulations promulgated thereunder or any other Law requiring notice to a Governmental Entity regarding any environmental matters.
                    (e) The Company has delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any material reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any Company Subsidiary (since becoming a Company Subsidiary) pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by the Company or any Company Subsidiary, or regarding the Company’s or any Company Subsidiary’s compliance with applicable Environmental Laws.
               Section 3.20 Insurance Coverage. The Company and the Company Subsidiaries maintain policies of insurance in such amounts and against such risks as are customary in the industry in which the Company and the Company Subsidiaries operate. Section 3.20 of the Company Disclosure Letter lists all material insurance policies maintained by or on behalf of the Company and the Company Subsidiaries as of the date of this Agreement, and the Company has heretofore made available to Parent true, correct and complete copies of all such policies. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all such policies are in full force and effect and will not in any way be affected by, or terminate or lapse by reason of, this Agreement or the consummation of any of the transactions contemplated hereby, all premiums due on such policies have been paid by the Company, and the Company and Company Subsidiaries are otherwise in compliance in all respects with the terms and provisions of such policies, and (i) neither the Company nor any Company Subsidiaries has received any notice of cancellation or non-renewal of any such policy or arrangement nor, to the knowledge of the Company, is the termination of any such policy or arrangement threatened, (ii) there is no claim pending under any of such policies as to which coverage has been denied by the underwriters of such policies and (iii) neither the Company nor any Company Subsidiaries has received any written notice from any of its insurance carriers that any insurance coverage presently provided for will not be available to the Company or any Company Subsidiaries in the future on substantially the same terms as now in effect. There are no material self-insurance arrangements in effect as of the date of this Agreement with respect to the Company or any Company Subsidiaries.
               Section 3.21 Opinion of Financial Advisor. The Company’s Board of Directors has received the opinion of Goldman, Sachs & Co. (the “Company Financial Advisor”), dated the date of this Agreement, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth therein, the $150.00 in cash to be paid to the holders of Shares pursuant to this Agreement is fair from a financial point of view to such holders. A signed copy of such written opinion will be made available to Parent by the Company as promptly as practicable after the date hereof.
               Section 3.22 Brokers. No Person other than the Company Financial Advisor is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by the Company or any Company Subsidiary in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Company Subsidiary. The Company has made available to Parent a true, correct and complete copy of each agreement between the Company or any Company Subsidiary and the Company Financial Advisor relating to the Merger and the other transactions contemplated by this Agreement.
               Section 3.23 Required Vote of the Company Shareholders. Subject to the accuracy of the representations and warranties of Parent and Merger Sub in ARTICLE IV, the Company Shareholder Approval is the only vote of holders of Securities of the Company which is required to approve this Agreement and approve the Merger and the transactions contemplated thereby.
               Section 3.24 Charter Provisions; Takeover Statutes. The Company Board has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement or the transactions contemplated hereby or thereby (i) any restrictive provision of any applicable anti-takeover or business combination provision in the Company’s certificate of incorporation or by-laws (other than the two-thirds supermajority requirement of the Company Shareholder Approval) and (ii) the restrictions on “business combinations” set forth in Section 14A:10A of the NJBCA, to the extent such restrictions would otherwise be applicable to the Merger and this Agreement. No other “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation applies to the Merger, this Agreement or the transactions contemplated hereby or thereby.
               Section 3.25 Rights Agreement. The Company Board has resolved, and the Company has taken all action necessary, to (a) render the provisions of the Rights Agreement,

including the Rights or issuance of Rights, inapplicable to this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger, (b) ensure that neither Parent nor any of its Affiliates is or will become an “Acquiring Person” (as defined in the Rights Agreement) and that a “Distribution Date” (as defined in the Rights Agreement) shall not occur, and the Rights shall not become exercisable, by reason of this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, including the Merger and (c) cause the Rights Agreement to terminate and the Rights to expire immediately prior to the Effective Time.
               Section 3.26 Affiliate Transactions. Since January 3, 2009, there have been no transactions or relationships that would be required to be disclosed by the Company pursuant to Item 404 of SEC Regulation S-K.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
          Except as disclosed in the Parent SEC Documents filed or furnished on or prior to the date hereof (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such Parent SEC Documents to the extent that they are predictive or forward-looking in nature), Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:
               Section 4.1 Organization. Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and, in the case of Merger Sub, in good standing under the Laws of its jurisdiction of incorporation, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (iii) is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not reasonably be expected to result in a Parent Material Adverse Effect.
               Section 4.2 Authorization. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated hereby and thereby. The Board of Directors of Parent and Merger Sub have duly approved the Merger and adopted this Agreement and the transactions contemplated hereby, and except for the filing of the Certificate of Merger with the Treasurer, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. Parent, in its capacity as sole shareholder of Merger Sub, has unanimously approved and adopted this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
               Section 4.3 Consents and Approvals; No Violations.
                    (a) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not and the consummation by Parent and Merger Sub of the Merger and the transactions contemplated hereby will not (i) conflict with or violate any provisions of the Constituent Documents of Parent or Merger Sub; (ii) assuming compliance with the matters referenced in Section 4.3(b), violate or result in a loss of benefit under any Law or Order applicable to Parent or Merger Sub or by which any of their respective properties or assets are bound; (iii) result, after the giving of notice, with lapse of time, or otherwise, in any violation, default or loss of a benefit under, or a right of guaranteed payment, or permit the acceleration or termination of any obligation under or require any consent under, any mortgage, indenture, note, bond, debenture, lease, agreement, contract, arrangement, understanding, commitment or other instrument, permit, concession, grant, franchise, right or license, in each case whether oral or written, to which Parent or Merger Sub is a party or by which their respective properties or other assets are bound; or (iv) conflict with, violate any provision of, require any consent or approval under, or result in the termination or breach of, the Parent Distribution Agreement, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to result in a Parent Material Adverse Effect.
                    (b) No clearance, consent, approval, order, license or authorization of, action by or in respect of, or declaration, registration or filing with, or notice to, or permit issued by, any Governmental Entity is required or will be required to be made or obtained by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for: (i) filings and other actions by Parent to comply with the HSR Act; (ii) applicable filing or other requirements of any Foreign Competition Laws; (iii) the filing of the Certificate of Merger with the Treasurer in accordance with the NJBCA and such filings with Governmental Entities to satisfy the applicable requirements of foreign or state securities or “blue sky” Laws; (iv) such filings with and approvals as may be necessary to comply with the applicable requirements of the New York Stock Exchange; and (v) the filing with the SEC of such other reports under and such other compliance with the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby (collectively, clauses (i) through (v), the “Parent Approvals”), and other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to result in a Parent Material Adverse Effect.
               Section 4.4 Information Supplied. None of the information with respect to Parent and its Subsidiaries that Parent furnishes to the Company in writing specifically for use in the Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company, at the time of the Company Shareholder Meeting and at the Effective Time.

               Section 4.5 Available Funds. At Closing, Parent will have sufficient funds (through new or existing credit arrangements previously disclosed to the Company or otherwise) to consummate the Merger and the other transactions contemplated hereby on the terms and subject to the conditions set forth herein.
               Section 4.6 Ownership and Operations of Merger Sub. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.
               Section 4.7 Brokers. Except for P&M Corporate Finance, LLC, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from Parent or Merger Sub in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.
ARTICLE V
COVENANTS AND AGREEMENTS
               Section 5.1 Conduct of Business by the Company.
                    (a) From the date of this Agreement until the Effective Time, except (i) if the Chief Executive Officer or any Senior Vice President of Parent shall otherwise expressly consent in writing, (ii) as required by applicable Law or (iii) as expressly set forth in Section 5.1(a) of the Company Disclosure Letter or as otherwise expressly required by this Agreement, the Company shall, and shall cause each of the Company Subsidiaries to, conduct its business in the ordinary course and in a commercially reasonable manner consistent with past practice, and shall use its commercially reasonable efforts to (A) preserve intact its business organization and goodwill and key relationships with its customers, suppliers, employees, contractors, distributors and others having business dealings with it, (B) keep available the services of its current officers and key employees and (C) preserve its tangible assets and properties in their current states of repair and condition (ordinary wear and tear excepted).
                    (b) In addition to and without limiting the generality of Section 5.1(a), except as expressly set forth in Section 5.1(b) of the Company Disclosure Letter or as otherwise expressly required by this Agreement, from the date hereof until the Effective Time, without the prior express written consent of Parent, the Company shall not, and shall not permit any Company Subsidiary to, directly or indirectly:

                    (i) amend or modify, or permit the adoption of any amendment or modification to, any of its Constituent Documents;
                    (ii) (A) declare, authorize, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its Securities, other than dividends or distributions paid to the Company or any wholly owned Company Subsidiaries by any wholly owned Company Subsidiaries, (B) split, combine or reclassify any of its Securities or propose the issuance of any Securities in respect of, in lieu of, or in substitution for shares of its Securities, or otherwise amend the terms of its Securities, (C) enter into any agreement with respect to the voting of any of its Securities, or (D) repurchase, redeem or otherwise acquire any of its Securities or Equity Rights (except in connection with the cashless exercises or similar transactions (including withholding of Taxes) pursuant to the exercise or settlement of Company Stock Options or Company SARs, or settlement of Company RSUs or Unvested Restricted Stock or other awards or obligations outstanding as of the date hereof; provided that such Equity Rights are disclosed in the Company Disclosure Letter);
                    (iii) issue, deliver, sell, grant, transfer or subject to a Lien any Securities or Equity Rights, or grant to any Person any right to acquire any Securities or Equity Rights, or take any action to cause to be exercisable any otherwise unexercisable option under any existing stock option plan, except pursuant to the exercise of Company Stock Options or other outstanding options or warrants to purchase Shares, the exercise of Company SARs, the vesting of Company RSUs or Unvested Restricted Stock or settlement of other awards outstanding as of the date hereof and in accordance with the terms of such instruments;
                    (iv) (A) acquire or purchase by any other manner any Person or division, business or Equity Interest of any Person or (B) purchase or acquire any properties or assets of any Person, other than (1) purchases of inventory, raw materials, supplies and other like items in the ordinary course of business consistent with past practice and (2) capital expenditures in the ordinary course of business consistent with past practice, in an amount not to exceed $2,000,000 in the aggregate;
                    (v) transfer, sell, lease, license, exchange or swap, mortgage, pledge, allow to lapse or expire, subject to a Lien (other than a Permitted Lien), encumber or otherwise surrender, relinquish or dispose of any assets, property or rights, including Securities, other than in the ordinary course of business consistent with past practice;
                    (vi) incur, assume, guarantee, prepay, defease, cancel or otherwise become liable for any Indebtedness for borrowed money (directly, contingently or otherwise), except for (A) any new Indebtedness among the Company and any Company Subsidiaries wholly owned by the Company, or among Company Subsidiaries wholly owned by the Company and (B) new Indebtedness incurred pursuant to the

Company’s existing credit facility in connection with the payment of obligations or commitments existing as of the date of this Agreement or for permitted capital expenditures referred to in (b)(iv)(B)(2) in an amount not to exceed $8,000,000;
                    (vii) make any investments in, or capital contributions to, any other Person (excluding any investments in, or capital contributions to, any wholly owned Company Subsidiary by the Company or any wholly owned Company Subsidiary);
                    (viii) assume, guarantee, endorse or otherwise become liable or responsible for the Indebtedness or other obligations of another Person (other than a guaranty by the Company on behalf of its wholly owned Company Subsidiaries or among the Company’s wholly owned Company Subsidiaries), in each case, (1) in excess of $100,000 individually or $500,000 in the aggregate, and (2) other than in the ordinary course of business consistent with past practice;
                    (ix) enter into any material joint venture or material statutory partnership;
                    (x) engage in any transactions, agreements, arrangements or understandings with any Affiliate or other Person that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;
                    (xi) except as required by the Company Benefit Plans as in effect as of the date of this Agreement, the Transaction Bonus Plan or as otherwise required by applicable Law, (A) grant any new compensation or benefits, or increase the compensation or other benefits payable or provided to its current or former directors, officers, consultants or employees or trigger the forgiveness of Indebtedness owed by any such individuals, except in the ordinary course of business and consistent with past practice, provided that any increase in compensation payable to an executive officer shall not exceed three percent (3%) of such executive officer’s current compensation, (B) adopt any new employee benefit plans, programs, policies, agreements or arrangements or enter into any employment, consulting, change of control, severance, termination or retention agreement or arrangement with any Person (except (1) for employment agreements terminable on less than 30 days’ notice without penalty in the ordinary course of business consistent with past practice or, with respect to employees outside the U.S., otherwise in accordance with the past practice of foreign Company Subsidiaries or (2) in connection with new hires (other than officers) in the ordinary course of business consistent with past practice) or (C) except as permitted in clause (B) above, establish, adopt, enter into or amend any collective bargaining agreement, plan, trust, fund, policy or arrangement for the benefit of any of its current or former directors, officers, consultants or employees or any of their beneficiaries;

                    (xii) except as may be required pursuant to the terms of a Company Benefit Plan as in effect as of the date of this Agreement, the Transaction Bonus Plan or as otherwise required by applicable Law, (A) pay or arrange for payment of any pension, retirement allowance or other equity or equity-related award or employee benefit pursuant to any existing plan, program, policy, agreement or arrangement to any of its current or former officer, director, employee, consultant or Affiliate or pay or make any arrangement for payment to any of its current or former officers, directors, employees, consultants or Affiliates of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice; (B) adopt or pay, grant, issue or accelerate salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, other equity or equity-related, group or other insurance, severance or termination pay, change in control, pension, retirement, savings, welfare, perquisite, fringe benefit or other employee benefit plan, program, policy, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any of its directors, officers, consultants or employees, whether past or present, or (C) amend in any material respect any Company Benefit Plan, including any such existing plan, program, policy, agreement or arrangement;
                    (xiii) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice, (B) cancel any material Indebtedness due to it or (C) waive, release or assign any claims or rights of material value other than in the ordinary course of business consistent with past practice;
                    (xiv) compromise, settle or agree to settle any action, suit, claim, litigation, investigation or other proceeding (whether or not commenced prior to the date of this Agreement) for more than $150,000;
                    (xv) (A) make, revoke or amend any material election relating to Taxes, (B) settle or compromise any material proceeding relating to Taxes, (C) enter into a written and legally binding agreement with a Taxing Authority relating to material Taxes, (D) file any material amended Tax Return, (E) seek or obtain any material Tax ruling, (F) fail to file any Tax Return when due, (G) waive or extend the statute of limitations in respect of Taxes (other than extensions of time to file Tax Returns) or (H) except as required by Law, change any of its methods, policies or practices of reporting income or deductions for U.S. federal income tax purposes;
                    (xvi) (A) modify, amend, extend or terminate, or waive, release, or assign any rights or claims under any Company Material Contract or (B) enter into any new agreement that would have been considered a Company Material Contract if it were entered into at or prior to the date hereof, except in either case in the ordinary course of business and consistent with past practice;
                    (xvii) change financial accounting policies or procedures or any of its accounting methods, except for any such change required by a change in GAAP or by applicable Law, or change its system of internal accounting controls;
                    (xviii) terminate or cancel, or amend or modify in any material respect, any material insurance policies maintained by it covering the Company or any Company Subsidiary or their respective properties which is not replaced by a comparable amount of insurance coverage;
                    (xix) adopt, enter into or implement a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
                    (xx) except as necessary in the ordinary conduct of the business consistent with past practice, transfer, obtain, abandon, allow to lapse, or otherwise dispose of any rights to, or grant or agree to grant any license or non-assertion under, any material Intellectual Property, or disclose or agree to disclose any trade secrets of the Company or any Company Subsidiary to any Person other than Parent or its Representatives;
                    (xxi) take or permit any action that would result in any of the conditions to the Merger set forth in ARTICLE VI not being satisfied;
                    (xxii) effectuate a “plant closing” or “mass layoff,” as those terms are defined in WARN;
                    (xxiii) create any Subsidiary;
                    (xxiv) except as contemplated by this Agreement, amend the Rights Agreement, redeem the Rights or take any action with respect to, or make any determination under, the Rights Agreement;
                    (xxv) fail to enforce or grant (other than to Parent or any of its Affiliates or Representatives) any waiver or release under any standstill or similar agreement; or

                    (xxvi) authorize, resolve, agree, commit or propose to do any of the foregoing.
               Section 5.2 Investigation; Access to Information.
                    (a) The Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and to its directors, officers, employees, accountants, consultants, legal counsel, financial advisors, agents, financing sources and other representatives (collectively, "Representatives”) reasonable access at all reasonable times on reasonable notice during the period between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement, to (A) the Company’s and the Company Subsidiaries’ officers, employees, agents, properties, contracts, commitments, books and records, including for the purpose of conducting Phase I environmental site assessments, and (B) all other information concerning the Company’s and the Company Subsidiaries’ business, properties, litigation matters, personnel and environmental compliance and property condition as Parent may reasonably request.
                    (b) Parent hereby agrees that information provided to it or its Representatives in connection with this Agreement and the transactions contemplated hereby has been and shall be treated in accordance with the Confidentiality Agreement, dated as of October 5, 2009, between the Company and Parent (the “Confidentiality Agreement”); provided that the definition of “Representatives” in the Confidentiality Agreement shall be deemed to be amended to read consistent with the definition of Representative in this Agreement.
               Section 5.3 No Solicitation.
                    (a) The Company shall not, nor shall it authorize or permit any of the Company Subsidiaries to, and it shall use its reasonable best efforts to cause its and the Company Subsidiaries’ respective Representatives not to, directly or indirectly (i) initiate, solicit or encourage (including by way of furnishing information or assistance), or knowingly induce, or take any other action designed to, or that is reasonably expected to, facilitate any inquiry with respect to the making, submission or announcement of, any proposal or offer that constitutes a Takeover Proposal, (ii) enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to any Takeover Proposal, (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information or data or access to its properties with respect to, or otherwise cooperate with or take any other action to facilitate any proposal that (A) constitutes, or is reasonably expected to lead to, any Takeover Proposal or (B) requires the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement or (iv) submit to the shareholders of the Company for their approval any Takeover Proposal, or agree or publicly announce an intention to take any of the foregoing actions.
                    (b) The Company shall, and shall cause the Company Subsidiaries to, and shall use its reasonable best efforts to cause its and the Company Subsidiaries’ Representatives to, immediately cease and cause to be terminated all existing activities, discussions or negotiations with any Persons or their Representatives with respect to any Takeover Proposal and will use its reasonable best efforts to cause any such Person or such Person’s Representatives in possession of any confidential information about the Company or the Company Subsidiaries that was previously furnished to such Persons since November 1, 2008 in connection therewith to be returned or destroyed. The Company shall promptly inform its Representatives and the Representatives of all Company Subsidiaries of the obligations undertaken in this Section 5.3. The Company agrees not to, and to cause the Company Subsidiaries not to, release any third party from the confidentiality and standstill provisions of any agreement (or terminate, amend, modify or waive any provision of any such agreement) to which the Company or any Company Subsidiaries is or may become a party, shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction, and shall immediately take all steps necessary to terminate any approval that may have been heretofore given under any such provisions authorizing any Person to make a Takeover Proposal. Without limiting the foregoing, any violation of the restrictions set forth in this Section 5.3 by any of the Company’s or the Company’s Subsidiaries’ Representatives, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company, a Company Subsidiary or otherwise, shall be deemed to be a material breach of this Agreement by the Company.
                    (c) Notwithstanding the foregoing, the Company may, prior to the Company Shareholder Approval, in response to a bona fide written unsolicited Takeover Proposal (so long as such Takeover Proposal was received after the date hereof and was not initiated, solicited, encouraged, or knowingly induced or facilitated, directly or indirectly, in violation of this Section 5.3 and the Company, in receiving such Takeover Proposal has otherwise fully complied with the terms of Section 5.3(a) and Section 5.3(d) with respect to such Takeover Proposal), subject to compliance with Section 5.3(e):
                         (1) furnish information with respect to it and the Company Subsidiaries to the Person making such Takeover Proposal and its Representatives pursuant to and in accordance with a confidentiality agreement (a copy of which shall be provided to Parent promptly after its execution) containing confidentiality and other provisions that are substantially similar to the comparable provisions of the Confidentiality Agreement and are no less restrictive than those contained in the Confidentiality Agreement are to Parent, provided that such confidentiality agreement shall not contain any provisions that would prevent the Company from complying with its obligation to provide the required disclosure to Parent pursuant to Section 5.3(d) and Section 5.3(e), and provided further that all such information provided to such Person has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such Person; and
                         (2) participate in discussions or negotiations with such Person or its Representatives regarding such Takeover Proposal;

provided, in each case, (A) such Takeover Proposal constitutes a Superior Proposal or (B) that the Company Board reasonably determines (after consultation with the Company’s financial advisors and outside legal counsel), that such Takeover Proposal would reasonably be expected to lead to a Superior Proposal. The Company shall provide to Parent any material nonpublic information regarding the Company provided to the Person making such Takeover Proposal and its Representatives which was not previously provided to Parent, such additional information to be provided promptly (and in any event within twenty-four (24) hours).
                    (d) The Company shall promptly (and in any event within twenty-four (24) hours and prior to providing any such Person with any material non-public information) orally and in writing notify Parent of the receipt of a Takeover Proposal and in any such notice shall identify the name of the Person making such inquiry, proposal or offer and the material terms and conditions of such inquiry, proposal or offer and include copies of all correspondence and written materials provided to the Company or any of its Representatives by such Person making such Takeover Proposal or any of such Person’s Representatives that describe any material terms and conditions of any inquiry, proposal or offer (and any subsequent changes to such terms and conditions) and written summaries of any oral communications addressing such matters. The Company shall (i) promptly keep Parent reasonably informed of the status and details of any such Takeover Proposal, inquiry, proposal or offer (including any changes to the material terms and conditions thereof), and (ii) promptly upon receipt or delivery thereof, provide Parent with copies of all correspondence and written materials that describe any material terms and conditions, including, where applicable, drafts and final versions of agreements (including schedules and exhibits thereto), and any comments thereon, relating to any Takeover Proposal exchanged between the Company or any Company Representative, on the one hand, and the Person making such Takeover Proposal or any of its Representatives, on the other hand.
                    (e) Except as permitted by this Section 5.3(e), neither the Company Board nor any committee thereof shall (i) withdraw (or modify or qualify in any manner adverse to Parent or Merger Sub), or resolve to or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Recommendation or otherwise take any action or make any statement in connection with the transactions contemplated by this Agreement that is inconsistent with the Company Recommendation, (ii) adopt, approve, endorse or recommend, or resolve to or publicly propose to adopt, approve, endorse or recommend, any Takeover Proposal (any of the foregoing actions in clauses (i) and (ii), a “Change in Recommendation”) or (iii) adopt, approve, endorse or recommend, or publicly propose to adopt, approve, endorse or recommend, or allow the Company or any Company Subsidiaries to execute or enter into, any binding or non-binding letter of intent, option, joint venture, partnership or other arrangement or understanding in connection with any Takeover Proposal (other than confidentiality agreements permitted under Section 5.3(c) pursuant to and in accordance with the limitations set forth therein). Notwithstanding the foregoing, the Company Board may prior to the Company Shareholder Approval in response to a Superior Proposal received by the Company after the date of this Agreement and in the absence of any violation of this Section 5.3, make a Change in Recommendation or cause the Company to terminate this Agreement pursuant to Section 7.1(d)(ii) and concurrently with such termination enter into a definitive agreement with respect to such Superior Proposal, subject to satisfaction of its obligations under Section 7.3; provided, however, that the Company Board shall not be entitled to effect a Change in Recommendation or exercise its right to terminate this Agreement pursuant to Section 7.1(d)(ii) until four (4) full Business Days following delivery of written notice to Parent (a “Section 5.3(e) Notice”) from the Company advising Parent that the Company Board intends to take such action, including a description of the terms and conditions of any Superior Proposal and a copy of the proposed transaction agreement for any such Superior Proposal in the form to be entered into (it being understood and agreed that, in the event of an amendment to the financial terms or other material terms of such Superior Proposal, the Company Board shall not be entitled to exercise such right based on such Superior Proposal, as so amended, until four (4) full Business Days following delivery of written notice to Parent of a Section 5.3(e) Notice with respect to such Superior Proposal as so amended). In determining whether to terminate this Agreement in response to a Superior Proposal or to make a Change in Recommendation, the Company Board shall take into account any proposals made by Parent to amend the terms of this Agreement, shall cause the Company’s financial advisor and legal counsel to negotiate in good faith with Parent regarding any such proposals and shall not make a Change in Recommendation or terminate this Agreement unless, prior to the effectiveness of such Change in Recommendation or termination, the Company Board, after considering the results of any such negotiations and any revised proposals made by Parent, concludes in good faith (after consultation with a financial advisor of nationally recognized reputation) that the Superior Proposal giving rise to the Section 5.3(e) Notice continues to be a Superior Proposal.
                    (f) Nothing contained in this Agreement shall prohibit the Company or the Company Board from disclosing to the Company’s shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; provided, however, that (1) neither the Company Board nor any committee thereof shall take, or agree or resolve to take any action prohibited by Section 5.3(a), Section 5.3(d) or Section 5.3(e), (2) in no event shall this Section 5.3(f) affect the obligations specified in Section 5.3(e) and (3) if such disclosure (other than issuance by the Company of a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) does not expressly reaffirm the Company Recommendation, such disclosure shall be deemed a Change of Recommendation. The Company shall provide Parent with a copy of the text of any disclosure proposed to be made pursuant to this Section 5.3(f) at the earliest practicable time in advance of such disclosure.
               Section 5.4 Proxy Statement; Company Shareholder Meeting.
                    (a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare (with Parent’s reasonable cooperation) and file the preliminary Proxy Statement with the SEC. The Company shall use its best efforts to respond to any comments of the SEC or its staff, to clear the preliminary Proxy Statement with the SEC as promptly as practicable after filing and to cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or comments thereon and responses thereto or requests by the SEC or its staff for additional information. The Company will promptly provide Parent with copies of all correspondence between the Company (or its

Representatives) and the SEC (or its staff) regarding the Proxy Statement or the Merger. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Proxy Statement will be made by the Company, without providing Parent and Merger Sub a reasonable opportunity to review and comment thereon (and the Company shall make all reasonable additions, deletions, changes or other comments to any such filing, amendment, supplement or correspondence suggested by Parent, Merger Sub or their counsel). If at any time prior to the Company Shareholder Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement.
                    (b) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company, acting through the Company Board, shall (i) take all action necessary to duly call, give notice of, convene and hold a Company Shareholder Meeting for the purpose of obtaining the Company Shareholder Approval and not postpone or adjourn the Company Shareholder Meeting except to the extent required by applicable Law and (ii) use its reasonable best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement. The Parties contemplate that the Company Shareholder Meeting referred to in the previous sentence will occur on or about March 31, 2009, or as soon thereafter as is reasonably practicable.
                    (c) Each of Parent and Merger Sub shall vote all Shares Beneficially Owned by them or any of their Affiliates as of the applicable record date in favor of the adoption and approval of this Agreement and the consummation of the Merger in accordance with applicable Law at the Company Shareholder Meeting.
               Section 5.5 Employees and Employee Benefit Matters.
                    (a) Without limiting any additional rights that any individual who is an employee of the Company or any of the Company Subsidiaries at the Effective Time and whose employment will continue following the Effective Time (each, an “Assumed Employee”) may have under any Company Benefit Plan, except as otherwise agreed in writing between Parent and an Assumed Employee, the Surviving Corporation and each of its Subsidiaries shall employ Assumed Employees pursuant to terms and conditions established at the discretion of Parent and its Subsidiaries (including the Surviving Corporation); provided, however, that, subject to the foregoing, nothing herein shall prevent the amendment or termination of any Company Benefit Plan in accordance with the Company Benefit Plan’s terms or interfere with the Surviving Corporation’s right or obligation to make such changes as are necessary to conform to or comply with applicable Law or otherwise.
                    (b) Following the Effective Time, and for the shorter of the one (1) year period following the Effective Time or until the termination of employment of the applicable Assumed Employee with Parent, the Surviving Corporation or any of their respective Subsidiaries or Affiliates, Parent shall provide or shall cause the Surviving Corporation to provide, to all individuals who are actively employed with the Company or any of the Company Subsidiaries at the Effective Time compensation and employee benefits that are in the aggregate no less favorable than those in effect as of the date hereof for such employees under the Company Benefit Plans, excluding for this purpose, any equity, equity-related or incentive compensation, bonus, change in control, sabbatical or similar plans, programs, policies, agreements or arrangements. Following the Effective Time, each Assumed Employee shall receive service credit to the extent credited under the Company Benefit Plans prior to the Effective Time for purposes of determining eligibility to participate and vesting (but not for any other purpose including benefit accrual or determination of levels of benefits purposes) for the same purposes under comparable employee benefit plans of Parent and the Surviving Corporation in which such employees participate following the Effective Date, other than under any equity, equity-related, incentive compensation, bonus or sabbatical plans, programs, agreements or arrangements. Notwithstanding the foregoing, none of the provisions contained herein shall operate to require coverage by any Assumed Employee under any benefit plan of Parent or any Subsidiary thereof or to duplicate any benefit provided to, or service credited on behalf of, any Assumed Employee. To the extent permitted under the applicable plan or contract of Parent or any applicable Subsidiary thereof in which Assumed Employees participate following the Effective Time, Parent and the Surviving Corporation will cause all (i) pre-existing conditions for all Assumed Employees and their covered dependents as of the Closing to be waived to the extent that such conditions were satisfied under a comparable Company Benefit Plan as of the Effective Time and (ii) waiting periods under each plan that would otherwise be applicable to newly hired employees to be waived to the same extent waived or satisfied under the Company Benefit Plans as of the Effective Time. In addition, Parent and the Surviving Corporation will honor or cause to be honored any expenditures incurred by Assumed Employees and their covered dependents in satisfying the deductible, co-payment and out-of-pocket maximums under the Company Benefit Plans during the portion of the applicable plan year that includes the Effective Time in satisfying any deductibles, co-payments or out-of-pocket maximums under any plans of Parent or the Surviving Corporation in which they are eligible to participate after the Effective Time for the portion of the applicable plan year that includes the Effective Time.
                    (c) With respect to the plan year in which the Effective Time occurs, Parent and the Surviving Corporation will give each Assumed Employee credit, for purposes of the vacation policy applicable to such employee and/or other paid leave benefit programs, for such Assumed Employee’s accrued and unpaid vacation and/or paid leave balance as of the Effective Time.
                    (d) The Company shall, at or prior to the Closing, award to employees bonuses under its Transaction Bonus Plan, such bonuses to be paid not later than six (6) months after the Closing Date (subject to the terms and conditions of the Transaction Bonus Plan) less any withholding required by applicable Law.
                    (e) As of the Effective Time, Parent and the Surviving Corporation shall expressly assume and agree to perform, by agreements in form and substance reasonably satisfactory to the applicable employee and the Surviving Corporation, the applicable obligations of the Company under (i) the Employment Agreement, dated as of November 11, 2008, between the Company and Edward B. Cloues, II; (ii) the Employment Agreement, dated as of November 11,

2008, between the Company and Kevin C. Bowen; (iii) the Employment Agreement, dated as of November 11, 2008, between the Company and Lukas Guenthardt; and (iv) the Employment Agreement, dated as of November 11, 2008, between the Company and Robert E. Wisniewski.
                    (f) Nothing herein shall be deemed to be a guarantee of employment for any Assumed Employee or any other employee of the Surviving Corporation or any of its Subsidiaries, or to restrict the right of the Surviving Corporation, Parent or any of their respective Subsidiaries to terminate or cause to be terminated any employee at any time for any or no reason with or without notice other than a notice requirement under the terms of any Company Benefit Plan. Notwithstanding the foregoing provisions of this Section 5.5, nothing contained herein, whether expressed or implied, (i) shall be treated as an amendment or other modification of any Company Benefit Plan or any Parent or Surviving Corporation plan or any other employee benefit plan, program, policy or arrangement or the establishment of any employee benefit plan, program, policy or arrangement or (ii) shall limit the right of Parent or the Surviving Corporation or any of their respective Subsidiaries to amend, terminate or otherwise modify (or cause to be amended, terminated or otherwise modified) any Company Benefit Plan, Parent or Surviving Corporation plan or any other employee benefit plan, program, policy or arrangement following the Effective Time. All provisions contained in this Section 5.5 are included for the sole benefit of Parent, Merger Sub, the Company, the Surviving Corporation and their respective successor and assigns, and nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including any Assumed Employee or any current or former employee or director or any participant in any employee benefit plan, program, policy, agreement or arrangement (or any dependent or beneficiary thereof) of Parent, the Company or the Surviving Corporation or any of their respective Subsidiaries or (ii) to continued employment with Parent, the Company, the Surviving Corporation, or any of their respective Subsidiaries or continued participation in any employee benefit plan, program or arrangement.
               Section 5.6 Further Action; Reasonable Best Efforts.
                         (a) Subject to the terms and conditions set forth in this Agreement, each of the Parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals, including the Company Approvals and the Parent Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (ii) the obtaining of all necessary consents, approvals or waivers from third parties; (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement; and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Efforts by any Party hereto to cause the Company Shareholder Meeting contemplated by Section 5.4(b) to be held on or about March 31, 2009, or as soon as reasonably practicable thereafter, shall be consistent with such Party’s obligation in the preceding sentence to use its reasonable best efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, Parent shall take such actions, including the sale of assets or debt or equity securities or the incurrence of additional Indebtedness, as may be necessary to cause the representation and warranty of Parent and Merger Sub set forth in Section 4.5 to be accurate on or before the third (3rd) Business Day (substituting such third (3rd) Business Day for the Closing date referred to in Section 4.5) after the satisfaction or waiver (to the extent permitted by applicable Law) of all of the conditions set forth in Section 6.1 and Section 6.2 (other than those conditions that by their nature are to be satisfied at the Closing).
                    (b) Without limiting the foregoing, the Company and Parent shall (i) promptly, but in no event later than any legal deadline, provide any information reasonably requested by the other Party in order to make their respective filings or applications; (ii) promptly make their respective filings or applications, and thereafter make any other required submissions, including responses to requests for additional information, under the HSR Act, and any Foreign Competition Laws; (iii) subject to clause (ii) above, use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings, including any amendments or supplements thereto, and timely seeking all such consents, permits, authorizations or approvals; (iv) use reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby; (v) request early termination of the initial waiting period under the HSR Act; and (vi) refrain from taking or causing to be taken any action that would reasonably be expected to prevent, impede or materially delay the consummation of the transactions contemplated hereby.
                    (c) Subject to applicable legal limitations and the instructions of any Governmental Entity, the Company and Parent shall promptly notify the other of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent (or their respective Representatives), as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. Notwithstanding anything contained herein, Parent shall take the lead and shall have the right to direct the strategy of the Parties in a manner consistent with the terms of this Agreement in any communications, meetings or proceedings with any Governmental Entity in connection with obtaining all consents, approvals or actions of any Governmental Entity (including those required under Regulatory Law) that are required in order to satisfy the conditions in ARTICLE VI; provided, however, that Parent shall afford counsel for the Company an opportunity to participate in all communications, meetings or proceedings with any Governmental Entity and Parent shall also share all proposed submissions to any Governmental Entity with counsel for the Company in draft prior to submission.

                    (d) In furtherance and not in limitation of the covenants of the Parties contained in this Section 5.6, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each of the Company and Parent shall cooperate in all respects with the other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, if there is a reasonable possibility that the defending of such actions would result in their being vacated, lifted, reversed or overturned.
                    (e) Notwithstanding anything to the contrary contained herein, nothing contained in this Agreement shall be deemed to require Parent or Merger Sub to (i) litigate or agree to litigate or continue to litigate any action or proceeding at any time following the termination of this Agreement or (ii) in connection with the receipt of any necessary terminations, expirations, waivers, or approvals under the HSR Act or any Foreign Competition Laws, divest or hold separate or otherwise take or commit to take any action that limits Parent’s or Merger Sub’s freedom of action with respect to, or their ability to retain, any of the businesses, product lines, properties or assets of the Company or the Company Subsidiaries or Parent or any of its Subsidiaries.
                    (f) For purposes of this Agreement, “Regulatory Law” means the Sherman Act of 1890, as amended, the Clayton Antitrust Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other federal, state or foreign antitrust, competition or fair trade statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws, including Foreign Competition Laws.
               Section 5.7 Notification of Certain Matters. The Company and Parent shall promptly notify each other of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would cause or is reasonably likely to result in any of the conditions to the Merger set forth in ARTICLE VI to not be satisfied in any material respect (or for satisfaction to be materially delayed) at any time from the date hereof to the Effective Time and (ii) any material failure of the Company, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice or the representations and warranties of the Parties or the conditions to the obligations of the Parties hereto.
               Section 5.8 Indemnification and Insurance.
                    (a) Parent and Merger Sub agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company, as provided in its Constituent Documents or in any agreement, shall survive the Merger and shall continue in full force and effect in accordance with their terms. From and after the Effective Time,

Parent shall cause the Surviving Corporation to assume and to pay, perform and discharge, in accordance with their respective terms, the Company’s obligations with respect to such rights to exculpation, indemnification and advancement of expenses.
                    (b) For a period of six years from the Effective Time, Parent shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to acts or omissions arising on or before the Effective Time; provided, however, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such directors or officers; provided, further, that if any such policy expires or is terminated or cancelled during such period, then Parent shall use commercially reasonable efforts to obtain substantially similar insurance; provided further, however, that, after the Effective Time, Parent shall not be required to pay annual premiums in excess of 150% of the last annual premium paid by the Company prior to the date hereof in respect of the coverages required to be obtained pursuant hereto (which annual premium is set forth on Section 5.8(b) of the Company Disclosure Letter), but in such case shall purchase as much coverage as reasonably practicable for such amount.
               Section 5.9 Takeover Statute. If any “fair price,” “moratorium,” “control share acquisition” or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of the Company, Merger Sub and Parent and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.
               Section 5.10 Public Announcements. The Company and Parent will consult with and provide each other the opportunity to review and comment upon any press release or other public statement or comment prior to the issuance of such press release or other public statement or comment relating to this Agreement or the transactions contemplated herein and shall not issue any such press release or other public statement or comment prior to such consultation except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange. Parent and the Company agree to issue a joint press release announcing this Agreement in the form previously agreed to by the parties.
               Section 5.11 Shareholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors or executive officers relating to the transactions contemplated by this Agreement. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date of this Agreement against the Company or any of its directors or executive officers by any shareholder of the Company relating to this Agreement, the Merger, any other transaction contemplated hereby or otherwise, without the prior written consent of Parent.

ARTICLE VI
CONDITIONS TO THE MERGER
                    Section 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:
                    (a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.
                    (b) No Injunctions/No Illegality. No Governmental Entity of competent jurisdiction shall have issued or promulgated an Order or taken any other action enjoining or otherwise preventing the consummation of the Merger. No applicable Law shall have been enacted, entered, enforced, issued or put in effect that prohibits or makes illegal the consummation of the Merger.
                    (c) HSR Act; Antitrust. Both (i) any applicable waiting period (or extensions thereof) under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated and (ii) any applicable waiting period (or extensions thereof) or approvals under each other applicable Foreign Competition Law relating to the transactions contemplated by this Agreement shall have expired, been terminated or been obtained.
               Section 6.2 Additional Conditions to Obligation of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger shall also be subject to the satisfaction or waiver by the Company at or prior to the Closing Date of the following conditions:
                    • Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.3 shall be true and correct (except for any de minimis inaccuracy) and (ii) any other representation and warranty of the Company in this Agreement that is qualified as to materiality or by reference to Company Material Adverse Effect shall be true and correct in all respects, or any such representation or warranty that is not so qualified as to materiality or by reference to Company Material Adverse Effect shall be true and correct in all material respects, in each case, as of the date of this Agreement (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date). (A) The representations and warranties of the Company set forth in Section 3.3 shall be true and correct (except for any de minimis inaccuracy) and (B) any other representation and warranty of the Company in this Agreement shall be true and correct in all respects, in each case, as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date), unless, in the case of this clause (B), the failure of the representations and warranties to be true and correct, including the circumstances giving rise to such failure to be true and correct, considered individually or in the aggregate with all other such failures, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect (it being understood that, for the purposes of determining the accuracy of such representations and warranties in the context of the this clause (B), all materiality and Company Material Adverse Effect qualifications contained in such representations and warranties shall be disregarded).
                    (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it.
                    (c) No Company Material Adverse Effect. No effect, event, change or development shall have occurred after the date of this Agreement that, individually or in the aggregate with all other such effects, events, changes or developments, has, or would reasonably be expected to have, a Company Material Adverse Effect.
                    (d) Officers’ Certificate. The Company shall have delivered to Parent a certificate executed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that each of the conditions specified in Section 6.2(a) and Section 6.2(b) has been satisfied.
               Section 6.3 Additional Conditions to Obligation of the Company to Effect the Merger. The obligations of the Company to effect the Merger shall also be subject to the satisfaction or waiver by Parent or Merger Sub at or prior to the Closing Date of the following conditions:
                    (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub in this Agreement that are qualified as to materiality or by reference to Parent Material Adverse Effect shall be true in correct in all respects, or any such representation or warranty that is not so qualified as to materiality or by reference to Parent Material Adverse Effect shall be true and correct in all material respects, in each case, as of the date of this Agreement (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date). The representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct in all respects, in each case, as of the Closing Date (except to the extent expressly made as of an earlier date, in which case such representations and warranties shall be so true and correct as of such earlier date), unless the failure of the representations and warranties to be true and correct, including the circumstances giving rise to such failure to be true and correct, considered individually or in the aggregate with all other such failures, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect (it being understood that, for the purposes of determining the accuracy of such representations and warranties, all materiality and Parent Material Adverse Effect qualifications contained in such representations and warranties shall be disregarded).

                    (b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall each have performed in all material respects all obligations and complied in all material respects with all covenants required by this Agreement to be performed or complied with by it.
                    (c) Officers’ Certificate. Parent and Merger Sub shall have delivered to the Company a certificate executed on behalf of Parent by the Chief Executive Officer and Chief Financial Officer of Parent, certifying that each of the conditions specified in Section 6.3(a) and Section 6.3(b) has been satisfied.
               Section 6.4 Failure of Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as applicable, to be satisfied to excuse performance by such Party of its obligations under this Agreement if such failure was caused by such Party’s failure to act in good faith and in a manner consistent with the terms of this Agreement.
ARTICLE VII
TERMINATION; AMENDMENT AND WAIVER
               Section 7.1 Termination. Whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (with any termination by Parent also being an effective termination by Merger Sub):
                    (a) by mutual written consent of Parent and the Company;
                    (b) by either Parent or the Company:
                         (i) if the Merger shall not have been consummated on or before June 30, 2010 (the “Outside Date”) and (ii) the Party seeking to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not have breached its obligations in any material respect under this Agreement in any manner that shall have proximately caused or resulted in the failure of the Merger to have been consummated by such date;
                         (ii) if an Order shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Order shall have become final and non-appealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall have complied with its obligations pursuant to Section 5.6 with respect to such Order;

                         (iii) if at the Company Shareholder Meeting (including any adjournment or postponement thereof), the Company Shareholder Approval shall not have been obtained;
                    (c) by Parent:
                         (i) if (A) (x) any of the representations or warranties of the Company herein shall be untrue or inaccurate on the date of this Agreement or shall thereafter become untrue or inaccurate, or (y) the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, in the case of each of clause (x) and (y) such that any condition set forth in Section 6.1 or Section 6.2 would not be satisfied; and (B) if curable, such untruth, inaccuracy, breach or failure to perform is not cured within fifteen (15) calendar days after written notice to the Company (or, if the Outside Date is less than sixteen (16) calendar days from the notice by Parent, by the last day before the Outside Date) describing such untruth, inaccuracy, breach or failure to perform;
                         (ii) if, after the date hereof, the Company Board or any committee thereof has effected a Change in Recommendation;
                         (iii) if, after the date hereof, the Company Board or any committee thereof fails to reaffirm the Company Recommendation that the holders of Shares approve the Merger in accordance with the provisions of the NJBCA within three (3) Business Days of a request to do so by Parent; or
                         (iv) if (A) the Company or any of the Company Subsidiaries or any of their respective Representatives shall have breached any of their respective obligations under Section 5.3 in any material respect and (B) if curable, such breach is not cured within fifteen (15) calendar days after written notice to the Company (or, if the Outside Date is less than sixteen (16) calendar days from the notice by Parent, by the last day before the Outside Date) describing such breach;
                    (d) by the Company:
                         (i) if (A) (x) any of the representations or warranties of Parent or Merger Sub herein shall be untrue or inaccurate on the date of this Agreement or shall thereafter become untrue or inaccurate, or (y) Parent or Merger Sub shall have breached or failed to perform any of their respective covenants or agreements set forth in this Agreement, in the case of each of clause (x) and (y) such that any condition set forth in Section 6.1 or Section 6.3 would not be satisfied, and (B) if curable, such untruth, inaccuracy, breach or failure to perform is not cured within fifteen (15) calendar days after receipt of written notice to Parent and Merger Sub (or, if the Outside Date is less than sixteen (16) calendar days from the notice by the Company, by the last day before the Outside Date) describing such untruth, inaccuracy, breach or failure to perform; or
                         (ii) if the Company Board determines to accept a Superior Proposal, only if the Company has complied with Section 5.3 and concurrently with such termination pays the Termination Fee to Parent in accordance with the procedures and within the time periods set forth in Section 7.3.
          The Party desiring to terminate this Agreement pursuant to this Section 7.1 shall give notice of such termination and the provisions of this Section 7.1 being relied on to terminate this Agreement to the other parties.
               Section 7.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 7.1, the obligations of the Parties hereunder shall terminate (except for the Confidentiality Agreement and the provisions of Section 3.22, Section 4.7, Section 7.2, Section 7.3 and ARTICLE VIII hereof, each of which shall remain in full force and effect) and there shall be no liability on the part of any Party hereto except (i) liability arising from fraud or a willful and material breach of this Agreement, or as provided in the Confidentiality Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at Law or in equity and (ii) as provided in Section 7.3. The Parties further agree that notwithstanding anything to the contrary contained in this Agreement, in the event of any termination of this Agreement by Parent as provided in Section 7.1(c)(iv), the payment of the Termination Fee shall be the sole and exclusive remedy available to the Parent with respect to this Agreement for the breach or breaches underlying the termination pursuant to Section 7.1(c)(iv), and, upon payment of the Termination Fee, the Company shall have no further liability to Parent or Merger Sub hereunder for such breach.
               Section 7.3 Termination Fee.
                    (a) In the event that:
                         (i) (A) a Takeover Proposal or intention to make a Takeover Proposal (whether or not conditional) is made to the Company’s shareholders, otherwise publicly disclosed or proposed or is communicated to senior management of the Company, the Company Board or a committee thereof, and (B) this Agreement is thereafter terminated (1) by the Company or Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) at a time when a Takeover Proposal is pending, or (2) by Parent pursuant to Section 7.1(c)(i) at a time when a Takeover Proposal is pending, then if, concurrently with or within twelve (12) months after the date of any such termination, the Company enters into a definitive agreement with respect to a Takeover Proposal or a Takeover Proposal is consummated, then the Company shall pay to Parent or its designee the Termination Fee concurrently with the earlier of the entry into a definitive agreement with respect to, or the consummation of, such Takeover Proposal;

                         (ii) this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii), Section 7.1(c)(iii) or Section 7.1(c)(iv), then the Company shall pay to Parent or its designee the Termination Fee within one (1) Business Day after such termination;
                         (iii) this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii), then the Company shall pay to Parent or its designee the Termination Fee concurrently with such termination; and
                         (iv) (A) a Takeover Proposal or intention to make a Takeover Proposal (whether or not conditional) is made to the Company’s shareholders, otherwise publicly disclosed or proposed or is communicated to senior management of the Company, the Company Board or a committee thereof, and (B) this Agreement is thereafter terminated by Parent pursuant to Section 7.1(c)(i) due to the Company’s willful breach or failure to perform any of its covenants or agreements set forth in the Agreement at a time when a Takeover Proposal is pending, then the Company shall pay to Parent or its designee the Expenses within two (2) Business Days after receipt by the Company of documentation supporting such Expenses;
it being understood that in no event shall the Company be required to pay the Termination Fee or, if applicable, the Expenses, on more than one occasion.
                         (b) If applicable, payment of the Termination Fee or Expenses shall be made to Parent or its designee by wire transfer of same day funds to the account designated by Parent or such designee.
                         (c) Each Party hereto agrees that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amounts due under this Section 7.3 and, in order to obtain such payment, Parent or its designee commences a suit that results in a judgment against the Company for all or a portion of the Termination Fee or the Expenses, the Company shall pay to Parent or its designee interest on such amounts from the date payment of such amounts was due to the date of actual payment at the prime rate of the Bank of New York in effect on the date such payment was due plus one percent (1%), together with the costs and expenses of Parent and Merger Sub (including reasonable legal fees and expenses) in connection with such suit. Each of the Parties hereto acknowledges that the Termination Fee is not a penalty, but rather are liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, as the case may be, in the circumstances in which such Termination Fee and/or Expenses, as the case may be, are payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision.

               Section 7.4 Amendment. At any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained, any provision of this Agreement may be amended or supplemented if such amendment or supplement is in writing and signed by the Parties hereto; provided, however, that after the Company Shareholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval by the shareholders of the Company without such further approval. This Agreement may not be amended or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties in interest at the time of the amendment.
               Section 7.5 Extension; Waiver. At any time prior to the Effective Time, the Parties may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein of the other Party or Parties contained herein; provided, however, that after the Company Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval or adoption by the shareholders of the Company without such further approval or adoption. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. No failure or delay by the Company or Parent in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Except as otherwise provided herein, the rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
ARTICLE VIII
GENERAL PROVISIONS
               Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit the survival of any covenant or agreement of the Parties in this Agreement which by its terms contemplates performance after the Effective Time.
               Section 8.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by confirmed facsimile transmission, by reliable overnight delivery service (with proof of service), or by hand delivery, addressed as follows:
If to Parent or Merger Sub, to:
Hillenbrand, Inc.
One Batesville Boulevard
Batesville, Indiana 47006
Facsimile: (812) 934-1344
Attention: John R. Zerkle

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
Facsimile: (312) 407-0411
Attention: Charles W. Mulaney, Jr., Esq.
If to the Company, to:
K-Tron International, Inc.
Routes 55 & 553
Pitman, New Jersey 08071-0888
Facsimile: (856) 256-3235
Attention: Edward B. Cloues, II
with a copy (which shall not constitute notice) to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Facsimile: (215) 963-5001
Attention: Timothy Maxwell, Esq.
or to such other address as any Party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date and time sent by facsimile or personally delivered, or on the Business Day after sending if sent by overnight delivery. Any Party may notify any other Party of any changes to its address or any of the other details specified in this paragraph; provided, however, that any such notification shall only be effective on the date specified in such notice or five (5) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date and time of such rejection, refusal or inability to deliver.
               Section 8.3 Interpretation. When a reference is made in this Agreement to Sections, Articles, or Exhibits, such reference shall be to a Section or Article of or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning set forth in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” unless otherwise specified. The words “hereby,” “hereof,” herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “extent”

in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The term “or” shall not be deemed to be exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The words describing the singular number shall include the plural and vice versa and words denoting any gender shall include all genders. References to a Person are also to its permitted successors and assigns. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
               Section 8.4 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each Party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other Parties hereto.
               Section 8.5 Entire Agreement; Third Party Beneficiaries.
                    (a) This Agreement (including the Exhibits and the Parties’ disclosure letters hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement).
                    (b) Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, other than the following, each of whom are hereby intended to be third-party beneficiaries hereof: (i) after the Effective Time, with respect to the provisions of Section 5.8, which shall inure to the benefit of the Persons benefiting therefrom, (ii) after the Effective Time, the rights of the holders of Shares to receive the Merger Consideration in accordance with the terms and conditions of this Agreement and (iii) after the Effective Time, the rights of the holders of Company Stock Options, Company SARs, Company RSUs and Unvested Restricted Stock to receive the payments contemplated by the applicable provisions of Section 2.10 in accordance with the terms and conditions of this Agreement.
               Section 8.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
               Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect, except that Merger Sub may, without the consent of the Company, assign any or all of its rights, interests and obligations hereunder to Parent, one or more direct or indirect wholly owned Subsidiaries of Parent, or a combination thereof, but no such assignment shall relieve Merger Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns.
               Section 8.8 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
                    (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York and the City of Chicago, Illinois in respect of all matters arising out of or relating to this Agreement the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.2 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
                    (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF

ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.8(b).
                    Section 8.9 Enforcement. The Parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.
                    Section 8.10 Expenses. Except as set forth in Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the Party incurring or required to incur such expenses.
[signature page follows]

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

HILLENBRAND, INC.

By:	Name:
Title:

KRUSHER ACQUISITION CORP.

By:	Name:
Title:

K-TRON INTERNATIONAL, INC.

By:	Name:
Title:
[Signature page to Merger Agreement]

EXHIBIT A
Support Directors and Officers
Kevin C. Bowen
Edward B. Cloues, II
Norman Cohen
Robert A. Engel
Lukas Guenthardt
Edward T. Hurd
Donald W. Melchiorre
Richard J. Pinola
Robert E. Wisniewski

Exhibit B
Form of Voting Agreement
          This VOTING AGREEMENT (this “Agreement”), dated as of January 8, 2010, by and among Hillenbrand, Inc., an Indiana corporation (“Parent”), Krusher Acquisition Corp., a New Jersey corporation and a direct, wholly-owned Subsidiary of Parent (“Merger Sub”), and each of the Persons listed on Annex I hereto (each, a “Shareholder”). Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement and Plan of Merger dated as of the date of this Agreement (the “Merger Agreement”) by and among Parent, Merger Sub and Krusher, a New Jersey corporation (the “Company”).
Recitals
          WHEREAS, as of the date hereof, each Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares set forth opposite such Shareholder’s name under the heading “Shares Beneficially Owned” on Annex I (all such beneficially owned Shares which are outstanding as of the date hereof and which may hereafter be acquired pursuant to acquisition by purchase, stock dividend, distribution, stock split, split-up, combination, merger, consolidation, reorganization, recapitalization, combination or similar transaction, being referred to herein as the “Subject Shares;” provided that “Subject Shares” shall not include (i) Shares beneficially owned in the form of Company Options or Company RSUs, but only to the extent such Shares remain unexercised or unvested, as the case may be or (ii) those Shares specifically identified on Annex I as “Excluded Shares”);
          WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company are entering into the Merger Agreement, a copy of which has been made available to each Shareholder, which provides for, among other things, the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth therein; and
          WHEREAS, as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that each Shareholder, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to, enter into this Agreement.
          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I
AGREEMENTS OF EACH SHAREHOLDER
     1.1 Voting of Subject Shares. Each Shareholder irrevocably and unconditionally agrees that such Shareholder shall, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of the holders of Shares, however called (each, a “Company Shareholders Meeting”):
               (a) be present, in person or represented by proxy, or otherwise cause such Shareholder’s Subject Shares to be counted for purposes of determining the presence of a quorum at such meeting (to the fullest extent that such Subject Shares may be counted for quorum purposes under applicable Law); and
               (b) vote (or cause to be voted) with respect to all such Shareholder’s Subject Shares to the fullest extent that such Subject Shares are entitled to be voted at the time of any vote:
               (i) in favor of (1) the approval of the Merger Agreement, (2) without limitation of the preceding clause (1), the approval of any proposal to adjourn or postpone the Company Shareholders Meeting to a later date if there are not sufficient votes for approval of the Merger Agreement on the date on which the Company Shareholders Meeting is held and (3) any other matter necessary for consummation of the transactions contemplated by the Merger Agreement, which is considered at any such Company Shareholders Meeting; and
               (ii) against (1) any action (including any amendment to the Company’s certificate of incorporation or bylaws, as in effect on the date hereof), agreement or transaction that would reasonably be expected to frustrate the purposes of, impede, hinder, interfere with, nullify, prevent, delay or adversely affect, in each case in any material respect, the consummation of the transactions contemplated by the Merger Agreement, (2) any Takeover Proposal and any action in furtherance of any Takeover Proposal, (3) any merger, acquisition, sale, consolidation, reorganization, recapitalization, extraordinary dividend, dissolution, liquidation or winding up of or by the Company, or any other extraordinary transaction involving the Company (other than the Merger), (4) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach, in any material respect, of any covenant, representation or warranty or any other obligation or agreement of such Shareholder under this Agreement and (5) any other action, proposal, transaction or agreement that would reasonably be expected to result in the failure of any condition to the Merger to be satisfied.
1.2 No Proxies for or Liens on Subject Shares.

               (a) Except as provided hereunder, during the term of this Agreement, each Shareholder shall not (nor permit any Person under such Shareholder’s control to), directly or indirectly, (i) grant any proxies, powers of attorney, rights of first offer or refusal, or enter into any voting trust or voting agreement or arrangement with respect to any of such Shareholder’s Subject Shares, (ii) sell (including short sell), assign, transfer, tender, pledge, encumber, grant a participation interest in, hypothecate or otherwise dispose of (including by gift) (each, a “Transfer”) any of such Shareholder’s Subject Shares, (iii) otherwise permit any Liens to be created on any of such Shareholder’s Subject Shares or (iv) enter into any Contract with respect to the direct or indirect Transfer of any of such Shareholder’s Subject Shares. No Shareholder shall, and shall not permit any Person under such Shareholder’s control or any of such Shareholder’s or such Person’s respective representatives to, seek or solicit any such Transfer or any such Contract. Without limiting the foregoing, each Shareholder shall not take any other action that would in any way restrict, limit or interfere in any material respect with the performance of such Shareholder’s obligations hereunder or the transactions contemplated by the Merger Agreement.
               (b) Notwithstanding the foregoing, each Shareholder shall have the right to Transfer all or any portion of his, her or its Subject Shares to a Permitted Transferee of such Shareholder if and only if such Permitted Transferee shall have agreed in writing, in a manner reasonably acceptable in form and substance to Parent, (i) to accept such Subject Shares subject to the terms and conditions of this Agreement and (ii) to be bound by this Agreement and to agree and acknowledge that such Person shall constitute a Shareholder for all purposes of this Agreement. “Permitted Transferee” means, with respect to any Shareholder, (A) any other Shareholder, (B) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of such Shareholder, (C) any trust, the trustees of which include only the Persons named in clauses (A) or (B) and the beneficiaries of which include only the Persons named in clauses (A) or (B), or (D) if such Shareholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust.
               (c) Each Shareholder hereby authorizes Parent and Merger Sub to direct the Company to impose stop orders to prevent the Transfer of any Subject Shares on the books of the Company in violation of this Agreement.
     1.3 Documentation and Information. Each Shareholder (a) consents to and authorizes the publication and disclosure by Parent of such Shareholder’s identity and holdings of Subject Shares, the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement and any other information, in each case, that Parent reasonably determines is required to be disclosed by applicable Law in any press release or any other disclosure document in connection with the Merger and the transactions contemplated by the Merger Agreement and (b) agrees to promptly give to Parent any information it may reasonably require for the preparation of any such disclosure documents. Each Shareholder agrees to promptly notify Parent of any required corrections with respect to any information supplied by such Shareholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.
     1.4 Irrevocable Proxy. Each Shareholder hereby revokes (or agrees to cause to be revoked) any proxies that such Shareholder has heretofore granted with respect to such Shareholder’s Subject Shares. Each Shareholder hereby irrevocably appoints Parent, and any individual designated in writing by Parent, and each of them individually, as attorney-in-fact and proxy for and on behalf of such Shareholder, for and in the name, place and stead of such Shareholder, to: (a) attend any and all Company Shareholders Meetings, (b) vote, express consent or dissent or issue instructions to the record holder to vote such Shareholder’s Subject Shares in accordance with the provisions of Section 1.1 at any and all Company Shareholders Meetings or in connection with any action sought to be taken by written consent of the shareholders of the Company without a meeting and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all Company Shareholders Meetings or in connection with any action sought to be taken by written consent without a meeting. Parent (or its designee) agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Shareholder, as applicable) until the termination of the Merger Agreement and shall not be terminated by operation of Law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 4.2. Each Shareholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the secretary of the Company. Each Shareholder hereby affirms that the proxy set forth in this Section 1.4 is given in connection with and granted in consideration of and as an inducement to Parent and Merger Sub to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Shareholder under Section 1.1.
     1.5 Notices of Certain Events. Each Shareholder shall notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of such Shareholder set forth in Article II.
     1.6 No Solicitations; Other Offers. Each Shareholder agrees to comply with the obligations imposed on the Company’s Representatives pursuant to Section 5.3 of the Merger Agreement as if a party thereto.
     1.7 Further Assurances. Each Shareholder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as Parent or Merger Sub shall reasonably request and use their respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF EACH SHAREHOLDER
          Each Shareholder hereby, severally and not jointly, represents and warrants to Parent and Merger Sub only as to himself, herself or itself (as the case may be) as follows:
     2.1 Organization. Such Shareholder, if not an individual, is a trust, duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization. Such Shareholder, if an individual, is a resident of the state set forth below such Shareholder’s signature on the signature page hereto.
     2.2 Authorization. If such Shareholder is not an individual, it has full trust power and authority to execute and deliver this Agreement and to perform its obligations hereunder. If such Shareholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. If such Shareholder is not an individual, the execution, delivery and performance by such Shareholder of this Agreement and the consummation by such Shareholder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Shareholder.
     2.3 Due Execution and Delivery; Binding Agreement. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and legally binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law). If such Shareholder is married and any of the Subject Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, such Shareholder’s spouse, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law). If such Shareholder is an individual, such Shareholder has not executed this Agreement within the state of New York.
     2.4 No Violation.
               (a) The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of such Shareholder’s obligations hereunder will not, (i) if such Shareholder is not an individual, contravene, conflict with, or result in any violation or breach of any provision of its organizational documents, (ii) assuming compliance with Section 2.4(b), contravene, conflict with or result in a violation nor breach of any provision of applicable Law or Order of any Governmental Entity with competent jurisdiction or (iii) constitute a default, or an event that, with or without notice or lapse of time or both, could become a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit which such Shareholder is entitled under any provision of any Contract binding upon such Shareholder.
               (b) No consent, approval, order, authorization or permit of, or registration, declaration or filing with or notification to, any Governmental Entity or any other Person is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or the performance by such Shareholder of his, her or its obligations hereunder, except for the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.
     2.5 Ownership of Subject Shares. As of the date hereof, such Shareholder is, and (except with respect to any Subject Shares Transferred in accordance with Section 1.2 hereof) at all times during the term of this Agreement will be, the beneficial owner of, and has, and will have, good and marketable title to, such Shareholder’s Subject Shares with no restrictions on such Shareholder’s rights of disposition pertaining thereto, except as may be otherwise set forth on Annex I hereto. Other than as provided in this Agreement or as set forth on Annex I hereto, such Shareholder has, and (except with respect to any Subject Shares Transferred in accordance with Section 1.2 hereof) at all times during the term of this Agreement will have, with respect to such Shareholder’s Subject Shares, the sole power, directly or indirectly, to vote, dispose of, exercise and convert, as applicable, such Subject Shares, and to demand or waive any appraisal rights or issue instructions pertaining to such Subject Shares with respect to the matters set forth in this Agreement, in each case with no limitations, qualifications or restrictions on such rights, and, as such, has, and (except with respect to any Subject Shares Transferred in accordance with Section 1.2 hereof) at all times during the term of this Agreement will have, the complete and exclusive power to, directly or indirectly (a) issue (or cause the issuance of) instructions with respect to the matters set forth in Section 1.4 hereof and (b) agree to all matters set forth in this Agreement. Except to the extent of any Subject Shares acquired after the date hereof (which shall become Subject Shares upon that acquisition) or as set forth on Annex I hereto, the number of Shares set forth on Annex I opposite the name of such Shareholder are the only Shares beneficially owned by such Shareholder as of the date of this Agreement. Other than the Subject Shares and any Shares that are the subject of unexercised Company Stock Options and any Company RSUs held by such Shareholder (the number of which is set forth opposite the name of such Shareholder on Annex I) or as set forth on Annex I hereto, such Shareholder does not own any Shares or any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company and has no interest in or voting rights with respect to any securities of the Company. Except as may be required pursuant to award agreements relating to Unvested Restricted Stock, there are no agreements or arrangements of any kind, contingent or otherwise, to which such Shareholder is a party obligating such Shareholder to Transfer or cause to be Transferred, any of such Shareholder’s Subject Shares. No Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shareholder’s Subject Shares.
     2.6 No Other Proxies. None of such Shareholder’s Subject Shares are subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares, except as provided hereunder.

     2.7 Absence of Litigation. With respect to such Shareholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Shareholder, threatened against, or otherwise affecting, such Shareholder or any of his, her or its properties or assets (including such Shareholder’s Subject Shares) that could reasonably be expected to impair in any material respect the ability of such Shareholder to perform his, her or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
     2.8 Opportunity to Review; Reliance. Such Shareholder has had the opportunity to review the Merger Agreement and this Agreement with counsel of his, her or its own choosing. Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.
     2.9 Finders’ Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Shareholder in his, her or its capacity as such.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
     Each of Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Shareholders that:
     3.1 Organization. Parent and Merger Sub are each duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.
     3.2 Authorization. Each of Parent and Merger has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Merger Sub.
     3.3 Due Execution and Delivery; Binding Agreement. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and constitutes a valid and legally binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at Law).

ARTICLE IV
MISCELLANEOUS
     4.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, (i) if to Parent or Merger Sub, in accordance with the provisions of the Merger Agreement and (ii) if to a Shareholder, to such Shareholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto.
     4.2 Termination. This Agreement shall terminate automatically, without any notice or other action by any Person, upon the earlier of (i) termination of the Merger Agreement and (ii) the Effective Time. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (x) nothing set forth in this Section 4.2 shall relieve any party for liability arising from fraud or a willful and material breach of this Agreement and (y) the provisions of this Article IV shall survive any such termination of this Agreement.
     4.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.
     4.4 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring or required to incur such cost or expenses.
     4.5 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that (a) Parent may transfer and assign it rights to one or more individuals as provided in Section 1.4 and (b) each of Parent and Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, that such transfer or assignment shall not relieve Parent or Merger Sub of any of its obligations hereunder.
     4.6 GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
               (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without giving effect to any choice or conflict of law provision or rule (whether of the State of New Jersey or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New Jersey. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States of America located in the State of New Jersey and the City of Chicago, Illinois in respect of all matters arising out of or relating to this Agreement the interpretation and enforcement of the provisions of this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined exclusively in such State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties solely for such purpose and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.1 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
               (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.6(b).
     4.7 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed and delivered (by telecopy or otherwise) by the other parties hereto.
     4.8 Entire Agreement; Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

     4.9 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
     4.10 Specific Performance. The parties hereto agree that each of Parent and Merger Sub would be irreparably damaged in the event that any Shareholder fails to perform any of his, her or its obligations under this Agreement. Accordingly, each of Parent and Merger Sub shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any Shareholder and to specific performance of the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.
     4.11 Interpretation. When a reference is made in this Agreement to Sections or Articles, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” unless otherwise specified. The words “hereby,” “hereof,” herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” shall refer to the date of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The term “or” shall not be deemed to be exclusive. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The words describing the singular number shall include the plural and vice versa and words denoting any gender shall include all genders. References to a Person are also to its permitted successors and assigns. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     4.12 Capacity as Shareholder. Each Shareholder signs this Agreement solely in such Shareholder’s capacity as a Shareholder of the Company and not in such Shareholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.
[Signature Page Next]

          IN WITNESS WHEREOF, Parent, Merger Sub and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.

Hillenbrand, Inc.

By:
Name:
Title:

Krusher Acquisition Corp.

By:
Name:
Title:

Shareholders

Name:
Address:

Name:
Address:

Name:
Address:

[Voting Agreement Signature Page]

EXHIBIT C
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SURVIVING CORPORATION
ARTICLE I
The name of the corporation (hereinafter called the “Corporation”) is K-TRON INTERNATIONAL, INC.
ARTICLE II
The address of the Corporation’s registered office in the State of New Jersey is 820 Bear Tavern Road, West Trenton, New Jersey 08628. The name of its current registered agent at such address is The Corporation Trust Company.
ARTICLE III
The objects and purposes of the Corporation shall be to engage in any other activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.
ARTICLE IV
The amount of the total authorized capital stock of the Corporation shall be One Thousand (1,000) shares of Common Stock, par value $0.01 per share.
ARTICLE V
     The number of directors of the Corporation shall be such number, not less than one nor more than twenty-five, as may, from time to time, be determined in accordance with the By-Laws. The number of directors constituting the current Board of Directors of the Corporation is one (1). The name and address of the director are as follows:
John R. Zerkle — One Batesville Boulevard, Batesville, Indiana 47006

ARTICLE VI
To the full extent from time to time permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or to any of its shareholders for damages for breach of any duty owed to the Corporation or its shareholders except for liability for any breach of duty based upon an act or omission (a) in breach of such director’s or officer’s duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such director or officer of an improper personal benefit. Neither the amendment or repeal of this Article VI, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the protection afforded by this Article VI to a director or officer of the Corporation in respect to any matter which occurred, or any cause of action, suit or claim which but for this Article VI would have accrued or arisen, prior to such amendment, repeal or adoption.
ARTICLE VII
The Corporation shall indemnify its directors and officers to the full extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act.
IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Amended and Restated Certificate of Incorporation as of the              day of       , 2010.

K-TRON INTERNATIONAL, INC.

By:
Name:
Title: